An offering statement pursuant to Regulation
A relating to these securities has been
filed with the Securities and Exchange
Commission. Information contained in this
Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This
Preliminary Offering Circular shall not
constitute an offer to sell or the
solicitation of an offer to buy nor may
there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering
Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

AFRODollarStock.com  PRELIMINARY
OFFERING CIRCULAR AFRODollar.money
A.F.R.O. DOLLAR
Money Inc.
American Freedom Resources
Opportunity Dollar Money Inc.
A Community Real-Time Digital
Currency Financial Platform
Digital Currency = Mobile Money = US
Dollar = AFRO Dollar Money
37,500,000 Common Share
Units
Price: $2.00
(Each Share Unit = 1 Common Stock +
1 Common Stock Warrant)

AFRO Dollar Money Inc.; a/k/a
American Freedom Resources
Opportunity Dollar Money Inc. (the
Company) is offering 37,500,000
shares of our common stock (the
Common Stock) and Warrants at $2.00
per unit (the Units) up to an
aggregate price of $75,000,000 (the
Offering). This Offering is being
conducted on a best efforts basis
without any minimum offering amount
pursuant to Regulation A of Section
3(6) of the Securities Act of 1933,
as amended (the Securities Act), for
Tier 2 offerings.

Each Unit of Common Stock you
purchase in this offering, you will
also receive one (1) Warrant to
purchase one (1) additional share of
Common Stock at an exercise price of
$3.50 per share during the two (2)
year period, beginning one year from
the date the Company completes this
offering. Since there is no minimum
amount of securities that must be
purchased subscriptions are
irrevocable and the purchase price
is non-refundable. Since there is no
minimum amount of securities that
must be purchased all funds received
pursuant to this Offering will be
available to the Company upon
commencement of this Offering. The
securities will be listed in the OTC
market, there is no assurance a
market will develop in its
securities.

YOUR INVESTMENT IN THE COMPANY?S
SECURITIES INVOLVES SIGNIFICANT
RISKS, WHICH ARE DESCRIBED IN THE
RISK FACTORS SECTION

THE UNITED STATES SECURITIES AND
EXCHANGE COMMISSION DOES NOT PASS
UPON THE MERITS OF OR GIVE ITS
APPROVAL TO ANY SECURITIES OFFERED
OR THE TERMS OF THE OFFERING, NOR
DOES IT PASS UPON THE ACCURACY OR
COMPLETENESS OF ANY OFFERING
CIRCULAR OR OTHER SOLICITATION
MATERIALS. THESE SECURITIES ARE
OFFERED PURSUANT TO AN EXEMPTION
FROM REGISTRATION WITH THE
COMMISSION. HOWEVER, THE COMMISSION
HAS NOT MADE AN INDEPENDENT
DETERMINATION THAT THE SECURITIES
OFFERED ARE EXEMPT FROM
REGISTRATION.



Price to
Public


Underwriting discount and
commissions(1)


Proceeds to
Issuer (2)



Per share

$
2.00


$
0.00


$
2.00


















Total Maximum

$
75,000,000


$
0.00


$
75,000,000




1) The Company?s securities will be
offered and sold on a best efforts?
basis by the officers, directors,
employees and authorized
representatives of the Company who
will not receive any commissions or
other compensation. The Company,
however, reserves the right to hire
investment bankers, investment
consultants, advisors and/or broker-
dealers to sell its securities who
are registered with the Financial
Industry Regulatory Authority
("FINRA"). 2)  Before deducting
offering expenses in amount of
$1,000,000.

Generally, no sale may be made to you
in this offering if the aggregate
purchase price you pay is more than
10% of the greater of your annual
income or net worth.  Different rules
apply to accredited investors and non-
natural persons.  Before making any
representation that your investment
does not exceed applicable thresholds,
we encourage you to review Rule
251(d)(2)(i)(C) of Regulation A. For
general information on investing we
encourage you to refer to
www.investor.gov

DATE OF OFFERING CIRCULAR:
____________________2022


___________ AFRO Dollar Money Inc.  980 North
Michigan, Chicago, Illinois  60611   Ph: 773-802-
9896_____________________________________


AN OFFERING STATEMENT PURSUANT TO
REGULATION A RELATING TO THESE
SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION.
INFORMATION CONTAINED IN THIS
PRELIMINARY OFFERING CIRCULAR IS
SUBJECT TO COMPLETION OR AMENDMENT.
THESE SECURITIES MAY NOT BE SOLD NOR
MAY OFFERS TO BUY BE ACCEPTED BEFORE
THE OFFERING STATEMENT FILED WITH
THE COMMISSION IS QUALIFIED. THIS
PRELIMINARY OFFERING CIRCULAR SHALL
NOT CONSTITUTE AN OFFER TO SELL OR
THE SOLICITATION OF AN OFFER TO BUY
NOR MAY THERE BE ANY SALES OF THESE
SECURITIES IN ANY STATE IN WHICH
SUCH OFFER, SOLICITATION OR SALE
WOULD BE UNLAWFUL BEFORE
REGISTRATION OR QUALIFICATION UNDER
THE LAWS OF SUCH STATE. THE COMPANY
MAY ELECT TO SATISFY ITS OBLIGATION
TO DELIVER A FINAL OFFERING CIRCULAR
BY SENDING YOU A NOTICE WITHIN TWO
BUSINESS DAYS AFTER THE COMPLETION
OF THE COMPANY?S SALE TO YOU THAT
CONTAINS THE URL WHERE THE FINAL
OFFERING CIRCULAR OR THE OFFERING
STATEMENT IN WHICH SUCH FINAL
OFFERING CIRCULAR WAS FILED MAY BE
OBTAINED.

THE COMMON STOCK OFFERED HEREBY IS
HIGHLY SPECULATIVE AND INVOLVES A
HIGH DEGREE OF RISK. INVESTORS
SHOULD NOT INVEST ANY FUNDS IN THIS
OFFERING UNLESS THEY CAN AFFORD TO
LOSE THEIR ENTIRE INVESTMENT. SEE
RISK FACTORS FOR A DISCUSSION OF
CERTAIN RISKS YOU SHOULD CONSIDER
BEFORE PURCHASING ANY SHARES IN THIS
OFFERING.

GENERALLY, NO SALE MAY BE MADE TO
YOU IN THIS OFFERING IF THE
AGGREGATE PURCHASE PRICE YOU PAY IS
MORE THAN 10% OF THE GREATER OF YOUR
ANNUAL INCOME OR NET WORTH.
DIFFERENT RULES APPLY TO ACCREDITED
INVESTORS AND NON-NATURAL PERSONS.
BEFORE MAKING ANY REPRESENTATION
THAT YOUR INVESTMENT DOES NOT EXCEED
APPLICABLE THRESHOLDS, WE ENCOURAGE
YOU TO REVIEW RULE 251(d)(2)(i) OF
REGULATION A. FOR GENERAL
INFORMATION ON INVESTING, WE
ENCOURAGE YOU TO REFER TO
www.investor.gov.


Emerging Growth Company

We are an emerging growth company as
defined in the Jumpstart Our
Business Startups Act, or the JOBS
Act, and, as such, may elect to
comply with certain reduced
reporting requirements for this
Offering Circular and future filings
after this Offering.

Implications of Being an Emerging
Growth Company

As a public reporting company with
less than $1 billion in revenue
during our last fiscal year, we
qualify as an emerging growth
company under the JOBS Act. An
emerging growth company may take
advantage of certain reduced
reporting requirements and is
relieved of certain other
significant requirements that are
otherwise generally applicable to
public companies. In particular, as
an emerging growth company we:


?
are not required to obtain an
attestation and report from our
auditors on our management?s
assessment of our internal
control over financial reporting
pursuant to the Sarbanes-Oxley
Act of 2002;




?
are not required to provide a
detailed narrative disclosure
discussing our compensation
principles, objectives and
elements and analyzing how those
elements fit with our principles
and objectives (commonly referred
to as compensation discussion and
analysis);




?
are not required to obtain a non-
binding advisory vote from our
stockholders on executive
compensation or golden parachute
arrangements (commonly referred
to as the say-on-pay, say-on-
frequency and say-on-golden-
parachute votes);




?
are exempt from certain executive
compensation disclosure
provisions requiring a pay-for-
performance graph and CEO pay
ratio disclosure;




?
may present only two years of
audited financial statements and
only two years of related
Management?s Discussion &
Analysis of Financial Condition
and Results of Operations, or
MD&A; and




?
are eligible to claim longer
phase-in periods for the adoption
of new or revised financial
accounting standards under ?107
of the JOBS Act.

We intend to take advantage of all
of these reduced reporting
requirements and exemptions,
including the longer phase-in
periods for the adoption of new or
revised financial accounting
standards under ?107 of the JOBS
Act. Our election to use the phase-
in periods may make it difficult to
compare our financial statements to
those of non-emerging growth
companies and other emerging growth
companies that have opted out of the
phase-in periods under ?107 of the
JOBS Act.

Certain of these reduced reporting
requirements and exemptions were
already available to us due to the
fact that we also qualify as a
smaller reporting company under the
Commission?s rule. For instance,
smaller reporting    companies are
not required to obtain an auditor
attestation and report regarding
management?s assessment of internal
control over financial reporting;
are not required to provide a
compensation discussion and
analysis; are not required to
provide a pay-for-performance graph
or CEO pay ratio disclosure; and may
present only two years of audited
financial statements and related
MD&A disclosure.

____________________________________
_______________________3____________
____________________________________
________________________

Under the JOBS Act, we may take
advantage of the above-described
reduced reporting requirements and
exemptions for up to five years
after our initial sale of common
equity pursuant to a registration
statement declared effective under
the Securities Act, or such earlier
time that we no longer meet the
definition of an emerging growth
company. Note that this Offering,
while a public offering, is not a
sale of common equity pursuant to a
registration statement, since the
Offering is conducted pursuant to an
exemption from the registration
requirements. In this regard, the
JOBS Act provides that we would
cease to be an emerging growth
company if we have more than $1
billion in annual revenues, have
more than $700 million in market
value of our Common Stock held by
non-affiliates, or issue more than
$1 billion in principal amount of
non-convertible debt over a three-
year period. Furthermore, under
current Commission rules we will
continue to qualify as a smaller
reporting company for so long as we
have a public float (i.e., the
market value of common equity held
by non-affiliates) of less than $75
million as of the last business day
of our most recently completed
second fiscal quarter.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular,
and any documents incorporated by
reference herein or therein contain
forward-looking statements and are
subject to risks and uncertainties.
All statements other than statements
of historical fact or relating to
present facts or current conditions
included in the Form 1-A, the
Offering Circular, and any documents
incorporated by reference are
forward-looking statements. Forward-
looking statements give current
reasonable expectations and
projections relating to our
financial condition, results of
operations, plans, objectives,
future performance, and business.
You can identify forward-looking
statements by the fact that they do
not relate strictly to historical or
current facts. These statements may
include words such as ?anticipate,?
?estimate,? ?expect,? ?project,?
?plan,? ?intend,? ?believe,? ?may,?
?should,? ?can have,? ?likely? and
other words and terms of similar,
meaning in connection with any
discussion of the timing or nature
of future operating or financial
performance or other events. The
forward-looking statements contained
in the Form 1-A, the Offering
Circular, and any documents
incorporated by reference herein or
therein are based on reasonable
assumptions we have made in light of
its industry experience, perceptions
of historical trends, current
conditions, expected future
developments and other factors it
believes are appropriate under the
circumstances. As you read and
consider this Form 1-A, Offering
Circular, and any documents
incorporated by reference, you
should understand that these
statements are not guarantees of
performance or results and involve
risks, uncertainties (many of which
are beyond our control) and
assumptions, including the risk
factors beginning at page as
contained herein. Although we
believe that these forward-looking
statements are based on reasonable
assumptions, you should be aware
that many factors could affect its
actual operating and financial
performance and cause its
performance to differ materially
from the performance anticipated in
the forward-looking statements.
Should one or more of these risks or
uncertainties materialize or should
any of these assumptions prove
incorrect or change, our actual
operating and financial performance
may vary in material respects from
the performance projected in these
forward- looking statements. Any
forward-looking statement we make in
this Form 1-A, Offering Circular, or
any documents incorporated by
reference herein speaks only as of
the date of the Form 1-A, Offering
Circular, or any documents
incorporated by reference herein.
Factors or events that could cause
our actual operating and financial
performance to differ may emerge
from time to time, and it is not
possible for us to predict all of
them. We undertake no obligation to
update any forward-looking
statement, whether as a result of
new information, future developments
or otherwise, except as may be
required by law.

Although the forward-looking
statements in this Offering Circular
are based on our beliefs,
assumptions, and expectations,
considering all information
currently available to us, we cannot
guarantee future transactions,
acquisitions, results, performance,
achievements, or outcomes. No
assurance can be made to any
investor by anyone that the
expectations reflected in our
forward-looking statements will be
attained, or that deviations from
them will not be material and
adverse. We undertake no obligation,
other than as maybe be required by
law, to re-issue this Offering
Circular or otherwise make public
statements updating our forward-
looking statements. All forward-
looking statements, expressed or
implied, included in this Offering
Circular are expressly qualified in
their entirety by this cautionary
statement. This cautionary statement
should also be considered in
connection with any subsequent
written or oral forward-looking
statements that we or persons acting
on our behalf may issue.

You should not place undue reliance
on forward-looking statements. The
cautionary statements set forth in
this Offering Circular, including in
Risk Factors and elsewhere, identify
important factors that you should
consider in evaluating our forward-
looking statements. These risks
include, but are not limited to, the
following risks and/or business
factors that may cause material
risks:


?
You will experience future
dilution as a result of this
Regulation A Offering as well
as future equity offerings.

?
We cannot assure you that we
will establish sales of our
products or services and if so
established whether we will
effectively manage our growth.


?
The loss of one or more of our
key personnel, or our failure
to attract and retain other
highly qualified personnel in
the future, could harm our
business.


?
If we fail to develop an
initial customer base, develop
repeat members, develop
customer loyalty, increase our
customer base, and maintain
high levels of customer
engagement and acceptance of
our products and services, or
do so in a cost-effective
manner, we will be unable to
increase our revenues over time
or achieve profitability.


?
If demand for our products or
services never develops or once
develops slows, then our
business may be materially
adversely affected.


?
If we are unable to compete
successfully against our
competitors, many of which have
greater financial and
operational resources than we
do, we could lose members and
our results of operations will
be negatively impacted.


?
Our failure to protect our
reputation could have a
material adverse effect on our
brand name, revenues, and
potential profitability.


?
We have broad discretion in the
use of the net proceeds from
this Offering.


?
An investment in our shares is
highly speculative, and your
entire investment is at risk of
loss.


?
There is no active public
trading market for our common
stock and an active market may
never develop.





____________________________________
________________________4___________
____________________________________
________________________

THE COMPANY CONCERNING THIS
OFFERING, AND NO PERSON SHALL MAKE
DIFFERENT OR BROADER STATEMENTS THAN
THOSE CONTAINED HEREIN. INVESTORS
ARE CAUTIONED NOT TO RELY UPON ANY
INFORMATION NOT EXPRESSLY SET FORTH
IN THIS OFFERING CIRCULAR.




TABLE OF CONTENTS

Summary.............................
.....................................
.....................	5
      The
Company.............................
.......................??............
.............	5
      The Offering
??????.........................???..
.....................................
....	6
      Stock Subscription
Procedures..........................
..................................	6
      Financial information
.....................................
...............................	6
      Information
Q&A.................................
.....................................
..... 	7
      FAQ............................
.....................................
.......................	7
Risk Factors
.....................................
.....................................
..........	8
      The Company has no operating
history
.....................................
.................	9
      The Company anticipates that it
will incur losses during its initial
years of
      operations.
.....................................
.....................................
......	9
      The Company?s success depends
on hiring and retaining qualified
personnel to
      execute its business plan
.....................................
............................	9
      The Company?s officers, as a
group, will be able to exercise
greater control
      over the Company?s affairs and
management than any individual
investor ..................	9
      Your percentage of ownership
may be diluted, or decreased, soon
after the
      Company opens for business
.....................................
...........................	9
      Stockholders will not have
preemptive
rights..............................
................	9
      The Company?s management will
have broad discretion as to the use
of the
      net proceeds of the offering
.....................................
.........................	9
      The Company may need to raise
additional capital
.....................................
.....	9
The Company?s officers
arbitrarily determined the
Offering price for common stock
??..	9
      The Company may not be able to
raise enough capital to begin
operations .................	9
      It is unlikely that an active
trading market for the Company?s
securities will
      develop in the near future and
even if it does, the market price of
such
      securities may be volatile.
.....................................
..........................	9
      The Company has incurred, and
will continue to incur until
operations are commenced,
      substantial offering and pre-
opening costs and expenses and,
accordingly, substantial
      book value dilution may result
.....................................
.......................	9
      The Company is not likely to
pay dividends in the foresee  eable
future .................	9
The Company will face strong
competition from other
financial institutions
..............	9
      The Company?s success will be
dependent on local economic
conditions ....................	9
      The Company has a continuing
need for technological change
...............................	9
      The Company will rely on third-
party vendors for certain technical
and
      customer service needs
.....................................
..............................	9
      The Company?s securities are
not insured deposits
.....................................
....	9
Forward-looking Statements
.....................................
................................	9
Plan of Distribution
.....................................
.....................................
..	10
      General
.....................................
.....................................
..........	10
      Subscription procedures
.....................................
..............................	10
      Investor?s Tender of
Funds...............................
.................................
	10
      Investor?s Suitability
Standards...........................
..............................
	10
      Subscription
Period..............................
.....................................
.....	10
      Acceptance of
Subscription........................
.....................................
.... 10
      How to Calculate Net
Worth...............................
.................................
	10
Use of Proceeds
.....................................
.....................................
.......	11
Capitalization
.....................................
.....................................
........	12
Dividend Policy
.....................................
.....................................
.......	12
Dilution............................
.....................................
.......................	13
Proposed Business of the Company
.....................................
.......................... 14
      Background: African American
Face Reserve Obligation= Original
AFRO Dollar	.............	14
      Background: Real-Time
Payment.............................
................................
	14
      The Company??.
.....................................
.....................................
...	15
      Products
Services............................
.....................................
.........	16
      Platform
Features............................
.....................................
.........	16
      New Innovative Products and
Services............................
...........................18
      AFRO Platform Portals
features............................
.................................18
      BEEBOP economic (democratized
community capital)
.....................................
......18
      Financial
Inclusion...........................
.....................................
.........18
      Community Wealth Centers- (20
States, 42 markets) ..
.....................................
	18
      Financial Check-
up..................................
.....................................
..	18
      Marketing and
advertising.........................
.....................................
....	24
      Topics for the Community, Small
Business, Non-
Profits.............................
........	24
      Employees
.....................................
.....................................
........	24
      Location and properties
.....................................
..............................	24
      Financial projections
.....................................
....................?...........
	24
      Need for additional
capital.............................
..................................
	24
      Competition: Other Community
Currencies, Bitcoin, Banking, Payday
Lenders................	25
Management Of The Company
.....................................
.................................
	26
      Directors, Proposed executive
officers............................
........................	26
      Background of directors,
proposed executive
officers............................
..........	26
      Compensation of
management..........................
.....................................
..	26
Description of Securities
.....................................
.................................
	27
      Common stock
.....................................
.....................................
.....	27
      Warrants
.....................................
.....................................
.........	27
      Indemnification
.....................................
.....................................
..	27
Investment
Limitations.........................
.....................................
............	27
Nature of Trading Market
.....................................
..................................
	28
Litigation..........................
.....................................
....................... 28
Registrar and Transfer
Agent...............................
....................................
	28
Legal
Matters.............................
.....................................
.................	28
Experts
	...............................
.....................................
..................	28
Financial
Statements..........................
.....................................
.............	30

We are offering to sell, and seeking
offers to buy, the Shares only in
jurisdictions where such offers and
sales are permitted. You should rely
only on the information contained in
this Offering Circular. We have not
authorized anyone to provide you
with any information other than the
information contained in this
Offering Circular. The information
contained in this Offering Circular
is accurate only as of its date,
regardless of the time of its
delivery or of any sale or delivery
of our securities. Neither the
delivery of this Offering Circular
nor any sale nor delivery of our
securities shall, under any
circumstances, imply that there has
been no change in our affairs since
the date of this Offering Circular.
This Offering Circular will be
updated and made available for
delivery to the extent required by
the federal securities laws.

Unless otherwise indicated, data
contained in this Offering Circular
concerning the financial market and
the other markets relevant to our
operations are based on information
from various public sources.
Although we believe that these data
are generally reliable, such
information is inherently imprecise,
and our estimates and expectations
based on these data involve a number
of assumptions and limitations. As a
result, you are cautioned not to
give undue weight to such data,
estimates or expectations.

In this Offering Circular, unless
the context indicates otherwise,
references to AFRO Dollar Money, we,
the Company, our and us refer to the
activities of and the assets and
liabilities of the business and
operations of AFRO Dollar Money,
Inc.



____________________________________
_________________________5__________
____________________________________
________________________



HIS OFFERING CIRCULAR CONTAINS ALL
OF THE REPRESENTATIONS BY THE
COMPANY CONCERNING THIS OFFERING,
AND NO PERSON SHALL MAKE DIFFERENT
OR BROADER STATEMENTS THAN THOSE
CONTAINED HEREIN. INVESTORS ARE
CAUTIONED NOT TO RELY UPON ANY
INFORMATION NOT EXPRESSLY SET FORTH
IN THIS OFFERING CIRCULAR.
This Offering Circular, together
with Financial Statements and other
Attachments, consists of a total of
64 pages.


OFFERING CIRCULAR SUMMARY

This summary highlights selected
information contained elsewhere in
this Offering Circular. This summary
is not complete and does not contain
all the information that you should
consider before deciding whether to
invest in our Common Stock. You
should carefully read the entire
Offering Circular, including the
risks associated with an investment
in the Company discussed in the Risk
Factors section of this Offering
Circular, before making an
investment decision. Some of the
statements in this Offering Circular
are forward-looking statements. See
the section entitled Cautionary
Statement Regarding Forward-Looking
Statements.


SUMMARY

MISSION: 	Build wealth and transform
select economic distressed
African American
communities, and economic
distressed low-moderate
income urban, rural and
rust-belt communities in
the United States.

          Increase homeownership,
social entrepreneurship, savings
rates, small business development,
and
          human capital development
by introducing new innovative and
disruptive financial products.

VISION: 	Create self-sustainable,
economically viable communities to
enrich the lives of its residents,
and eliminate local abject poverty.
To introduce our brand of a free-
market local society, to address the
financial stress of the bottom 60%
income level in the United States,
and emerging and developing
countries.

AFRO Dollar Money Inc. (Company) is
Social Enterprise Financial
Technology (Social FinTech) company
that develops community empowerment
solutions. The Company believes that
economically distressed low-moderate
income communities in the United
States are starved for financial,
social, economic, and human capital
to sustain the American-Way of life.

We provide new innovative and
disruptive financial products and
services to stabilized and transform
urban, rural and distressed
communities, We strive to build and
produce stable, safe, social and
economically functioning local
neighborhoods. The Company believes
that its new innovative and
disruption financial products can
reduce sustained poverty in the US
and developing countries and their
local economy.

WE developed our own Community
Financial Inclusion Economic
Network framework that provides
financial services for everyone in
their neighborhood.  We create
economic partnerships of all
community stakeholders (residents,
churches, consumers, businesses,
non-profits, associations, local
government) to control and invest in
their neighborhoods for economic,
sustainable, and social prosperity
for all.

The Purpose of creating the
Community Financial Digital Currency
and Mobile Money Platform (AFRO
FinancialWealth Platform) is to
provide all the tools for the
stakeholders in the community to
create a stable, sustainable,
financial and economic environment.
Using the AFRO FinancialWealth
Platform allows the community
stakeholders to use their spending
dollars to  create a community
wealth effect. ?We can solve and
eliminate our community social ills,
of high-unemployment, high crime,
and extreme? , stated Derric Price,
creator of Original AFRO Dollar.

On our platform your SMARTPHONE
becomes a Wealth Building DeviceTM
(WBD), providing accounts for
personal finance; checking, savings,
bill payment, money transfer, loans
(mortgage, auto, personal, small
business), home account management,
non-profit donation, and church
tithing.

The Company has developed a
Community Digital Cash Architecture,
to create the AFRO Dollar that is
backed by the US Dollar. The AFRO
Dollar Money Digital Cash
Architecture Platform has developed
(2) US Dollar backed digital
currencies.
      1) This new ?Community? Digital
Cash will be called the A.F.R.O.
Dollar-Digital  (American Freedom
Resources Opportunity Dollar-Digital
(ADD)), that will provide financial
inclusion services for everyone;
banked, un-banked, under-banked and
all community stakeholders;
(residents, businesses, consumers,
churches, non-profits, associations,
and local government). This product
is targeted to the US and North
America markets.

      2) The Company has also
developed a ?Global? Digital Cash
Architecture, to create the A.F.R.O.
Dollar-Money (American Freedom
Reserves Obligation Dollar-Money
(AFR)), that is backed by the US
Dollar, Reserve Currencies and
Precious Metals.  This new Global
Digital Cash will be called the
American Freedom Reserves (AFR). The
product is targeted to emerging and
developing local economies in
Africa, South America, Asia, and
Europe.

Our AFRO Dollar Money Digital Cash
architecture is our Mobile Phone
Orchestra Ecosystem Platform of
Currency, Saving, Payments, Lending,
Investment, Loyalty, and Community
Development. The Company has
developed a real-time instant
payment platform for all its
transactions.

The Company has developed financial
platforms that provides financial
inclusion and host financial service
portals and wealth products; Lending
(loans, mortgages: personal,
business), Alternative Banking
(Savings /Checking), Money Transfer,
Payments (C2B,B2B,C2G,P2P), Loyalty,
Local Job/  Community Economic
Analysis

AFRO Dollar Money Digital Cash
provides financial inclusion for all
community economic stakeholders
(residents, businesses, consumers,
non-profits, churches, associations,
local government) regardless of
wealth or income. The unbanked and
underbanked will now have access to
banking, savings, lending, and other
financial service.

The AFRO Dollar Ecosystem is a
membership model that provides a
personal ?full wealth stack? of new
innovative  and disruption financial
services, available to members, that
have a goal of financial
independence, and generation wealth
building and transfer.



____________________________________
___________________________6________
____________________________________
___________________________

SUMMARY




Securities Offered
	37,500,000 Units

Price - Unit
	$2.00 Unit = (1 Common Stock +
1 Common Stock Warrant)

Offering Amount
	     $75,000,000

Class A Warrants Outstanding
	-0-
Before The Offering

Class A Warrants Outstanding
	37,500,000 Warrants
After The Offering

Use of Proceeds
The use of proceeds for general
corporate purposes.

Risk Factors
Investing in our shares involves a
high degree of risk. As

an investor you should be able to
bear a complete loss of your

investment. You should carefully
consider the information set

forth in the Risk Factors section o
this Offering Circular.

Offering Period

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Since this Offering is being
conducted on a best-efforts basis,
there is no minimum number of Shares
that must be sold, meaning we will
retain any proceeds from the sale of
the Shares sold by us in this
Offering. Accordingly, all funds
raised by us in the Offering will
become immediately available to us
and may be used as they are
accepted. Investors will not be
entitled to a refund and could lose
their entire investment. Therefore,
the Company can give no assurance
that all or any of the Shares will
be sold. Subscriptions are
irrevocable and non-refundable.

Financial information
The Company has not yet commenced
operations. Therefore, it can only
provide limited financial
information. Certain financial
information and pro-forma financial
disclosures, which assume completion
of the Offering and opening of the
Company, are included in this
Prospectus. Actual results may
differ materially from those
included in such information and
statements.

______________________________7_____
____________________________________
_________________________________



AFRO Dollar
Money(dot)Money
AFRO Dollar DIGITAL CASH

1. What is AFRO Dollar Digital Cash?
AFRO Dollar-Digital is our Digital
Cash Architecture Platform of Mobile
Money
It?s just like physical cash (bills
and coins) ? except it is Cash on
your Mobile Phone, therefore it?s
Digital
2. So, is AFRO Dollar Money a
Crypto-currency like Bitcoin?
NO ? AFRO is not a Crypto-currency,
or Altcoins, or a Stable coin, or
token.
AFRO Dollar Money is complementary
Digital Cash currency and is backed
by the US Dollar, government money.
This means that the money on your
mobile phone holds digital cash,
that has the same value as its
physical cash equivalent.  Digital
Cash = US Cash = same value.
Example : $50 AFRO Dollar Money =
$50 US Dollars
Bitcoin is a Crypto-Currency, and it
is not backed by US Dollars or any
other government money.
3. What?s the difference between
AFRO Dollar Money and Bitcoin
platforms, architecture?
Bitcoin and AFRO Dollar Money, share
one important feature - both Bitcoin
and AFRO Dollar Money are DIGITAL,
Our Differences:
      A) Each AFRO Dollar Money IS
backed by a US Dollar (Fiat
Currency=Government Money)1; AFRO
Dollar Money IS Money
Bitcoin is a Crypto-Currency, IS NOT
backed by (Fiat-Currency=Government
Money); BITCOIN IS NOT Money
BITCOINS do not fall under the
regulatory classification of money
because they lack intrinsic value,
have not been adopted as government
currency, and are not convertible by
law. (See Competition-Bitcoin
Cryptocurrency)
Each Bitcoin is backed by, nothing,
but a willingness to participate.
There is NO equivalent money
(dollars) sitting in a bank account
backing a Crypto-Currency.
      B) AFRO Dollar Money Digital
Cash CAN provide REAL-TIME INSTANT
transactions and movement of money.
This enables AFRO Dollar Money
transactions to happen in a matter
of a few seconds at none to
negligible costs.
Bitcoin CANNOT provide REAL-TIME
INSTANT transactions of money, some
Bitcoin transactions; >1 hour.
      C Bitcoin has a (i) Public
ledger-database, (ii) it doesn?t own
any computers equipment, it?s
distributed among a number of
different people, and their
computers and (iii) it uses the
open-source math calculation
software- called block chain. (iv)
The Public can see all your money
transactions; it?s anonymous but not
Private.
AFRO Dollar  Digital Currency has
(i) Private  ledger-database, (ii)
we own our secured, monitored,
computers servers, cyber-security
harden back-up and lease third party
back-up, for redundancy and security
(iii) we use our proprietary
software called AFRO Encryption
Private database as a private
distribution, and there is No Public
Access. (iv) All your transactions
are Private, and only available to
you.
      D) AFRO Dollar Money is
scalable, thousands of users
transactions simultaneously in a few
seconds.

Bitcoin is not scalable, only a few
users transactions can use their
block chain system simultaneously.


4. What?s the difference between
AFRO Dollar Money and things like
Snapcash, Apple Pay?
Apple Pay, Snapcash each do a
slightly different job from each
other. Their job is making it easier
to send money from one bank account
(a customer) to another bank account
(recipient/receiver)
5. What?s the difference between
AFRO Dollar Money and Venmo, Zelle,
CashAPP
They are not real-time transactions,
and they all require a customer to
have a bank account to debit, or
credit, upon completion of the
buying/sending process.
Venmo are not real-time systems,
and, do not offer truly
instantaneous account-to-account
payments: Venmo effectively fronts
the cash and then gets paid back
from the payer?s bank account 1-2
days later
Zelle is owned by the major US
banks, it basically rebrands itself
to serve their bank account-to-
account transfers.
CashApp is owned by Square a payment
credit card processing company to
their customers? bank account
      *There is no bank account
required on the AFRO Dollar Money
platform, or your mobile phone
account.*
AFRO Dollar Money is Cash in Digital
form, you don?t need a bank account
to send money, just your mobile
phone. This is great for financial
inclusion for the unbanked and
under-banked in all communities and
developing countries.
6. How does AFRO Dollar Money work?

Each community stakeholder;
(residents, businesses, consumers,
nonprofits, churches, associations,
local government) download the AFRO
Dollar app on their mobile phone, or
online and signup for membership on
the AFRO Platform. Upon sign-up,
members have access to all financial
services Portals; AFRO Pay, AFRO
Money, AFRO Cash, AFRO Loans, AFRO
Rewards, AFRO Money Transfer, AFRO
Loyalty, AFRO Investments, etc. (see
Products)

____________________________________
______________
1)a Fiat Currency = Government
Money; example: US Dollars, Euro,
Pounds, Yen, Sterling, Renminbi etc.
In a FIAT-Currency, the cash in
circulation is backed, or
collateralized, by money in Bank
accounts, or Central banks. (eg.
Federal Reserve Bank)

___________________________
___________________8_______
___________________________
____________
Frequently Ask Questions
(faq)
What problem are you trying to
solve?
 We will Eliminate the following in
low-income communities in the USA.
(a) Extreme abject poverty, (b) High
unemployment, and (c) Financial
Services Exclusion, in low-income
urban and rural communities.
We provide innovative and disruptive
financial products to stabilized and
transform urban, rural and
distressed communities to build and
produce stable, safe and functioning
local neighborhoods.
The AFRO Dollar Money Digital Cash
architecture is our Orchestra
Ecosystem Platform of Currency,
Saving, Payments, Lending,
Investment, Loyalty, and Community
Development.
We called our system AFRO
FullWealthStackTM,  The Company has
developed financial platforms that
provides financial inclusion and
host  financial services and wealth
products; Lending (mortgages,
consumer, business), Alternative
Banking (Savings /Checking), Money
Transfer, Payments
(C2B,B2B,C2G,P2P), Loyalty, Local
Job/Community Economic Analysis.
The United States consumer economy
is unique compared to other Western
economies.  U.S. Consumer spending
is near 70% of the GDP, it's 58%
for Europe.
What is the Original A.F.R.O.
Dollar?
The Original A.F.R.O. Dollar created
by American-American Face Reserve
Obligation Inc as a new type of
money, as a local currency (paper
money), to complement to the US
Dollar. The purpose of the AFRO
Dollar was to bring more money to
circulate in the local community and
use the spending power dynamics to
recycle dollars to grow and create
new local businesses thus creating
more local jobs.
The paper currency created in
denominations of $1, $5, $10, $20
bills, with Africa American
portraits vignettes of Booker T.
Washington ($1), Louis Armstrong
($5), George Washington Carver ($10)
and Fredrick Douglass ($20).   The
AFRO Dollar Money currency was
approved by the US Government and
was one of the early pioneers of the
modern local currency movement in
the US.
Black Americans spend over $1.3
trillion dollars annually. The AFRO
Dollar uses the consumer spending
dollars of Black Americans to help
solve the extreme poverty and high
unemployment in their low-income
communities.
What is the AFRO Digital Cash
Dollar?

AFRO Digital Cash Dollar is a
Digital Cash Architecture
It?s just like physical cash (bills
and coins) ? except it is cash on
your Mobile phone, therefore Digital
So, is the AFRO Digital Cash Dollar
a Crypto-Currency like Bitcoin?
No ? it is not a Crypto-currency,
the AFRO Dollar Money is Digital
Cash and is backed by the US Dollar;
government money. That means that
the money on your phone holds
digital cash that has the same value
as its physical cash equivalent.
AFRO Digital Cash = US Cash = same
value.
Example: $50 AFRO Dollar Moneys
Digital Cash = $50 US Dollars
HOW DOES IT WORK.
AFRO Dollar Money is Social
Financial Technology (Social
FinTech) company that develops
community empowerment solutions.
Each time the consumer shops with
AFRO Dollars, the merchant will
contribute a (%) percentage of the
sale to the local community as
Community Loyalty Dollars. Each
merchant will also, reward you/
customer in AFRO Reward Bonus
Dollars.
The Rewards Bonus Dollars can be
used to shop at that merchant?s
store or any store, service, or
professionals on the AFRO platform.
Your may use the reward bonus
dollars to contribute to your non-
profit, or just pay your bills, it's
your reward bonus money.
What's the difference between AFRO
Digital Cash Dollar and Bitcoin?
Bitcoin and AFRO Dollar, share one
important feature - both Bitcoin and
AFRO Dollar are DIGITAL, whereas
physical cash bills and coins are
not!
Compared with physical cash; AFRO
Dollar Money  and  Bitcoin have
important differences.
Each AFRO Dollar IS backed by a US
Dollar (Fiat Currency=Government
Money); AFRO Dollar Money IS Money
Bitcoin as Crypto-Currency IS NOT
backed by (Fiat Currency =
Government Money);     Bitcoin IS
NOT Money
BITCOINS DO NOT fall under the
regulatory classification of MONEY
because they lack intrinsic value,
and have not been adopted as
government currency, and are not
convertible by law. (See
Competition-Bitcoin)
Each Bitcoin is backed by, nothing,
but a willingness to participate.
There is NO equivalent money sitting
in bank accounts backing a Crypto-
Currency.
      AFRO Dollar Money Digital
Currency CAN provide REAL-TIME
INSTANT transactions and movement of
money. This enables AFRO Dollar
transactions to happen in a matter
of a few seconds at little to
negligible costs.
      Bitcoin CANNOT provide REAL-
TIME INSTANT transactions movements
of money, Bitcoin transactions can
take greater  than >10 minutes,
sometimes more than 1 hour.
Bitcoin also has a (i) Public
ledger-database, (ii) it doesn?t own
any computer equipment, it?s
distributed among  different people,
and their computers. and (iii) it
uses the open source math
calculation software- called block-
chain for its ?open? distribution.
AFRO Dollar Money Digital currency
has (i) Private ledger-database,
(ii) we own our secured, monitored,
computers servers, cyber-security
harden back-up and with a third
party back-up, for redundancy and
security (iii) we use our
proprietary software called AFRO
Private  Ledger database as a
?private? distribution.
AFRO Dollar Money is scalable,
thousands of users simultaneously in
a few seconds. Bitcoin is not
scalable, only a few users can use
their system simultaneously.
What's the difference between AFRO
Digital Cash Dollar and Snapcash and
Applepay?
Apple Pay, Snapcash each do a
slightly different job from each
other. The job they?re doing is
making it much easier to send money
from one bank account of a customer
to the bank account of the receiver.
AFRO Dollar Money is Cash in Digital
form, you don?t need a bank account
to send money.
What is the AFRO SMART Card ?
The AFRO Smart Cards are Financial
Money Cards, where money is place on
cards for transactions. However, the
smart cards are issued on the AFRO
Community Digital-Currency Platform.
The AFRO Smart cards provide for
bill payments, shopping, donations,
employment services, housing
vouchers, money transfers, and
person to person lending. The Smart
Card is being promoted in the local
community as the Community BEE card
Community Business Economic
Empowerment (CBEE-Card).
The Cards are promoted to serve
local small business chambers of
commerce and community trusts, in
their markets.
What is AFRO Digital CASH
MobileWealth Account
CASH in your pocket consists of
paper notes and coins. Digital CASH
is the same except the CASH is on
your Mobile-phone. Just like paper
cash, the transactions are private,
no fees, instant, in real time,
backed by the US Dollar. Your phone
becomes your secured account but its
digital money. Your phone becomes a
financial wealth device, (FWD) for
your personal wealth and a community
wealth strategy for where you live
and work.
What is the Community Financial
Economic Platform (AFRO
FinancialWealth Platform)
The Platform, is the central back-
office computer network economic
system that allows residents and
community stakeholders access to
financial services; banking, credit
cards, loans (mortgages, auto,
personal, small business), personal
financial and home management,
investments, job placement, and
legal services and community
analysis.  The system allows
economic stakeholders (residents,
businesses, non-profits, churches)
to access to their Digital Cash
Accounts to process real time
transactions between each other, and
to allow access to other local
community and government services.
The Platform provides community
analysis to determine the social and
economic health of each local
neighborhood, and the economic
impact of AFRO Dollar Money monetary
flows.
How do your Put (Add) MONEY on your
ACCOUNT or Smart Card,
You can add US dollars at any
participating merchant, retailer,
bank, ATM, or you can transfer money
from your bank to your AFRO
MobileWealthTM account,
How do you Get (Subtract) MONEY from
your Account and Smart Card
You can withdraw money from any ATM
machine, bank, or participating
merchant on our Platform.
What's a Community Free ATM
Community Free ATM allow withdrawals
from ATM machines at NO COST
LOANS: Can a Small Business get
loans?
Yes, once your business is
registered on the Platform, the
small business can request loans,
line of credit, banking, transfers,
and professional services
(accounting, marketing, IT, legal).
PAYMENTS: What is a Payment
platform?
The Payments platform allows for
your MobileWealthTM Account  to make
all scheduled and unscheduled bill
payments, to merchants, government,
banks, corporation, utilities, and
individuals.
How do merchant rewards and loyalty
coupons get redeemed
Merchant rewards and coupons are
redeemable instantly, or in your
MobileWealthTM Account.
Can I send money to my son or
someone with my Digital Account
MobileWealthTM Account
Yes, with your phone you can send
money to anyone registered or not
registered on the AFRO Platform in
the world.
Can Churches or Non-profit use the
AFRO Financial Platform
The Platform is designed for non-
profits and churches to benefit and
enhance their missions. As a
community economic partner, when
spending occurs in the community, a
percentage % of the dollars spent
are placed in a local community fund
for the benefit of non-profit
institutions, and their community
collaborative projects.
Can social and community projects
use the AFRO Financial
Platform.

Yes, the Platform is designed as a
Community Platform, for
collaboration.
The Platform can also be used to
help non-profits for community
outreach, accounting, marketing, and
fundraising campaigns.
Pay-day loans stores, in the
community, are they good or
bad?

BAD. We believe Pay-day loans are
the parasitic force in low-income
communities. A member on the AFRO
Platform, can write himself an
emergency loan for the same amount
as Pay-day loan. The Platform
Community Interest-rate of 0% for 3
months. 3% for 6 months, as opposed
to the 36-400% rate for pay-day
lenders in these distressed
communities.
For Small Businesses; What's a
Merchant Credit Advance loan, are
they good or bad?
BAD. Merchant Credit Advances, are
being marketed as loans, they are
NOT; they are Credit-Card Advances
against the business's future credit
card charges (Visa /Mastercard).
They are Pay-day loans for small
business, with exorbitant interest
rates. On our AFRO Platform, we
provide  small business the
opportunity to write their own loan
and terms, to meet their business
cash flow needs at a reasonable
business interest rate.



____________________________________
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___________________________



Risk Factors

An investment in the Company?s
securities involves a great deal of
uncertainty and risk. You should
carefully read and consider the
following risk factors in evaluating
the Company and its business as well
as the other information contained
in this Prospectus before you
purchase the Company?s securities.

The Company has no operating
history.
The common stock and warrants
offered pursuant to this Offering
represent securities of a new
Company with no operating history.
The proposed operations of the
Company are subject to the risks
inherent in establishing any new
business enterprise and, in
particular, a new national Company.
Moreover, because the Company has no
operating history, the Company?s
financial statements are not as
meaningful as those of an entity
that has a history of operations.
You further may not have access to
the type and amount of information
that would be available to you if
the Company had an operating
history.

The Company anticipates that it will
incur losses during its initial
years of operations.
New businesses typically incur
substantial start-up expenses and
are not profitable during the first
year of operation. The Company
anticipates that it will incur
substantial start-up expenses within
the first year from opening for
business and, therefore, can give no
assurance concerning when or if it
will operate profitably. If the
Company is ultimately unsuccessful,
you may not recover all or any part
of your investment in the Company?s
securities.

Any delays in opening the Company
will increase the Company?s pre-
opening expenses, postpone the
Company?s realization of any
revenues and delay the Company?s
ability to achieve profitable
operations.

The Company?s success depends on
hiring/retaining qualified personnel
to execute its business plan.
The successful operations of the
Company will initially be dependent
on the services of Derric Price
Chairman, President. Although the
Company intends to enter into
employment contracts with Mr. Price
and other officers, the Company
cannot be assured of their continued
service. The loss of their services
or their failure to perform their
functions in the manner anticipated
could have a material adverse effect
on the Company. The Company?s
success will also depend on its
ability to attract and retain other
qualified personnel. There is,
however, no assurance that the
Company will be successful in
recruiting other necessary
personnel, or once employed,
retaining such personnel. See
Proposed Business of the Company -
Employees and Management of the
Company.

The Company?s officers, as a group,
will be able to exercise greater
control over the Company?s affairs
and management than any individual
investor.
The Company?s officers own
300,500,000 shares of the Company?s
common stock during the Offering. As
a result, they will own
approximately 89% of the shares
outstanding upon completion of the
maximum Offering. As a result of the
anticipated stock ownership of the
Company by the officers and
directors, together with the
influence that may be exerted by
certain such persons due to their
positions as directors and/or
proposed executive officers of the
Company, the directors will have
effective control of the Company
following the Offering. Accordingly,
it may be difficult to undertake any
corporate actions requiring
stockholder approval or to elect the
Company?s board of directors without
the support of the officers. See
Risk factors?Your percentage of
ownership may be diluted, or
decreased, soon after the Company
opens for business, Management of
the Company ? Directors, Proposed
Executive Officers and Organizers.

Your percentage of ownership may be
diluted, or decreased, after the
Company opens for business.
The exercise the warrants issued to
subscribers pursuant to this
Offering will decrease your
percentage of ownership of the
Company. See Risk Factors - The
Company?s officers , as a group,
will be able to exercise greater
control over the Company?s affairs
and management than any individual
investor, Management of the Company?
Proposed Executive Officers and
Officers and Dilution.

Stockholders will not have
preemptive rights.
The Company?s Bylaws provide that
the Company?s stockholders will not
have any preemptive or preferential
right to purchase any shares of any
class of stock of the Company.
Therefore, if the Company increases
its capital stock by selling
additional shares of stock or
interests convertible to voting
stock, you will not have any
preferential right to purchase the
additional shares or interests in
order to maintain your percentage of
ownership of the Company. See
Description of Securities ? Common
Stock.

The Company?s management will have
broad discretion to the use of the
net proceeds of the Offering.
The Company intends to use the net
proceeds of the Offering generally
to pay the Company?s Offering and
pre-opening expenses, fund the
Company?s initial capital
expenditures and licensing
activities and provide working
capital for general corporate
purposes. The Company?s board of
directors, however, will have broad
discretion in disbursing the net
offering proceeds. See Use of
Proceeds.

The Company may need to raise
additional capital.
The Company believes that the net
proceeds of the Offering will be
sufficient to satisfy the Company?s
capital requirements at least
through the first year year of
operations assuming the maximum
shares are sold and, accordingly.
The Company plans to raise capital
after the Offering through the
issuance of additional equity
securities for expansion purposes.
If it should be necessary for the
Company to seek additional capital
for expansion the Company?s ability
to raise such capital, the terms on
which the Company would be able to
obtain such capital and the effect
on you as a stockholder cannot
currently be determined. Any such
subsequent offering could, however,
have a dilutive effect on your
interest as a stockholder of the
Company and your per share earnings,
if any, and could have a dilutive
effect on the book value of your
shares. See Dilution.

The Company arbitrarily determined
the Offering price for common stock.
Because the Company is in its
beginning stage, its Offering price
of $2.00 per share could not be set
with reference to historical
measures of financial performance.
The Company arbitrarily determined
the Offering price for common stock.
Therefore, the Offering price may
not be indicative of the market
value of the common stock after the
Offering. You may not be able to
resell your investment for the
Offering price of $2.00 per share or
for any other amount.

The Company may not be able to raise
enough capital to begin operations.
The Company and other authorized
representatives of the Company are
offering and selling the Company?s
securities on a best effort basis
without the assistance of an
underwriter or placement agent.
Accordingly, there can be no
assurance that the minimum number of
shares of common stock offered by
this Prospectus will be sold.  See
Risk Factors

The Company reserves the right to
enter into agreements with certain
underwriters to assist the Company
in selling its securities.
The Company does not currently
anticipate entering into any such
agreement. If the Company were to
enter into any such agreement,
however, the Company would pay
standard fees and commissions to
such underwriters, which would be
paid out of the proceeds of the
Offering. See Use of Proceeds.
The Company plans an ambitious
development program that may require
the net proceeds from this Offering.
If less than all of the Shares
offered are sold, the Company may
have to delay or modify its
marketing plans and proceed on a
much slower or smaller scale. There
can be no assurance that any delay
or modification of the Company's
marketing plans would not adversely
affect the Company's business,
financial condition and results of
operations. If additional funds are
needed to produce and market its
products and services, the Company
may be required to seek additional
financing. The Company may not be
able to obtain such additional
financing or, if obtained, such
financing may not be on terms
favorable to the Company or to the
purchasers of the Shares.
There is the possibility that a very
nominal number of shares will be
sold in this offering.
In that case the Company still
intends to proceed with its plans
but will obviously have to proceed
on a much smaller scale and with a
lower likelihood of success. There
are no preliminary agreements or
understandings with respect to loans
or advances to the Company from
officers, directors or principal
shareholders.
It is unlikely that an active
trading market for the Company?s
securities will develop in the near
future and, even if it does, the
market price of such securities may
be volatile.
Following the successful completion
of the Offering, the Company
anticipates that its securities
issued in the Offering will be
traded (OTC) over the counter
market. If an active trading market
does not develop you may not be able
to sell your shares or warrants
promptly, if at all. In an illiquid
market, you may only sell the
Company?s securities to buyers that
you find through your own efforts,
and there cannot be any assurance
that such buyers will be available.
Accordingly, you should not expect
to be able to readily liquidate your
investment. Moreover, there is no
guarantee that you will be able to
resell your securities at all or for
the price you paid for them. You
should only purchase the Company?s
securities if you have no need for
liquidity with respect to your
investment and if you can hold your
investment for an indefinite period
of time. You should consider
carefully the limited liquidity of
this investment before purchasing
any of the Company?s securities. See
Nature of Trading Market.

If a trading market does develop for
the Company?s securities after the
Offering, the market price of the
securities may be highly volatile.
The market price may be affected by
factors such as liquidity, investor
perception of the Company?s
financial strength, conditions in
the banking industry, such as credit
quality, monetary policies and
general economic and market
conditions. The Company?s quarterly
operating results, changes in
securities analysts? perceptions of
the Company?s earnings projections
or other developments affecting the
Company could cause the market price
of the Company?s securities to
fluctuate substantially. Moreover,
from time to time, the stock market
experiences extreme price and volume
fluctuations, which may
significantly affect the market
price of the Company?s securities
for reasons unrelated to the
Company?s operating performance.

The Company has incurred, and will
continue to incur until operations
are commenced, substantial Offering
and Pre-opening costs and expenses
and, accordingly, substantial book
value dilution may result.
The Company?s Pre-Opening expenses
include, among other things, amounts
paid for legal fees, accounting
fees, marketing studies,
consultants. The Company?s Offering
expenses include, among other
things, legal fees, printing and
reproduction fees and professional
and consultant fees. The Company?s
operations are anticipated to
commence in the second quarter of
2022. Such expenses will likely be
greater if commencement of
operations is delayed or if the
services of an underwriter are
utilized to sell any of the
securities offered hereby. See Use
of Proceeds and Plan of
Distribution.

Assuming that Offering and pre-
opening costs are incurred as
described in Use of Proceeds and (i)
if the maximum number of 37,500,000
shares offered hereby is sold, the
net tangible book value of the
shares outstanding (which is equal
to the amount of stockholders?
equity, less the Company?s
intangible assets, divided by the
number of shares of common stock
then outstanding)  will be $.221 per
share, an immediate decrease in the
book value per share of
approximately $2.28 from the $2.00
Offering price. The exercise of
warrants at some time in the future
could result in further book value
dilution to then existing
stockholders if the exercise price
of the warrants is less than the per
share book value on the date of
exercise. Furthermore, if it becomes
necessary to raise additional
capital in the future to support
growth, an offering of additional
common stock by the Company would
dilute your ownership percentage of
the Company?s common stock and,
depending on the subscription price
of the additional common stock,
could be dilutive to book value per
share. See Dilution. Investors
participating in this Offering will
incur immediate, substantial
dilution.


The Company is not likely to pay
dividends in the foreseeable future.
The Company expects that earnings,
if any, will be reinvested and used
for operating capital and that no
dividends will be paid in the
foreseeable future. Accordingly, you
should not purchase shares of the
Company?s common stock if you need
or desire dividend income. See
Dividend Policy and Description of
Securities.

The Company will face strong
competition from other financial
institutions and non-bank lenders
and fin-techs
The Company will experience
competition from larger financial
institutions that have been in
business for a number of years and
that, therefore, have an established
client base. The Company will
partner with FDIC-insured wholesale
and retail banks to offer its
services and financial products but
it will also compete for deposit
accounts and loans with internet
banks, thrift institutions, other
commercial banks, securities
brokerage houses, money market
mutual funds and other businesses
that provide financial services.
Many of these competitors are
substantially larger than the
Company, have greater name
recognition, larger customer bases,
or possess greater resources to
compete for funds and are not
subject to the same degree of
regulation as the Company. Such
proposed competitors may also
provide services, such as trust
services, that the Company will not
be authorized to provide. See
Proposed Business of the Company -
Competition.

The Company?s success will be
dependent on local economic
conditions.
The Company will primarily provide
alternative financial services to
individuals and businesses located
and doing business in the selected
market areas and communities. The
local economic conditions in the
area will have a significant impact
on the Company?s business, the
ability of the Company?s borrowers
to repay their loans and the value
of the collateral securing these
loans.

The Company has a continuing need
for technological change.
The financial, securities and non-
banking industry is undergoing rapid
technological changes with frequent
introductions of new technology
driven products and services. The
Company?s future success will depend
in part on its ability to develop
and to afford to purchase and use
technology to provide innovative
products and services that will
satisfy customer demands for
convenience as well as create
additional efficiencies in its
operations. Many of the Company?s
financial competitors have
substantially greater resources to
invest in technological improvements
than the Company does. There can be
no assurance that the Company will
be able to effectively implement new
technology or be successful in
marketing the Company?s products and
services to customers.

The Company will rely on third-party
vendors for certain technical and
customer service needs.
The Company intends to outsource and
partner much of its operational
functions to third-party service
providers. Accordingly, the Company
will rely on outside parties for
essential technical support. The
Company will seek to hire leading
service providers with significant
expertise and capabilities, but the
Company may still experience
interruptions in service or
performance issues. Any such service
quality or performance issues could
have a material adverse effect on
the Company?s operations and
earnings.

The Company securities are not
insured deposits.
Neither the shares of common stock
nor the warrants are deposits and,
accordingly, are not insured against
loss by the FDIC or any other
governmental agency.

We rely on data centers to deliver
our services. Any disruption of
service at these data centers could
interrupt or delay our ability to
deliver our service to our members.
We will serve our members from two
third-party data center hosting
facilities in Chicago, Illinois,
Denver, Colorado. The continuous
availability of our service depends
on the operations of these
facilities, on a variety of network
service providers, on third-party
vendors and on data center
operations staff. In addition, we
depend on the ability of our third-
party facility providers to protect
the facilities against damage or
interruption from natural disasters,
power or telecommunications
failures, criminal acts and similar
events. If there are any lapses of
service or damage to the facilities,
we could experience lengthy
interruptions in our service as well
as delays and additional expenses in
arranging new facilities and
services. Even with current and
planned disaster recovery
arrangements, our business could be
harmed.
We designed our system
infrastructure and procure and own
or lease the computer hardware used
for our services. Design and
mechanical errors, failure to follow
operations protocols and procedures
could cause our systems to fail,
resulting in interruptions in our
platform. Any such interruptions or
delays, whether as a result of
third-party error, our own error,
natural disasters or security
breaches, whether accidental or
willful, could harm our
relationships with members and cause
our revenue to decrease and/or our
expenses to increase. Also, in the
event of damage or interruption, our
insurance policies may not
adequately compensate us for any
losses that we may incur. These
factors in turn could further reduce
our revenue and subject us to
liability, which could materially
adversely affect our business.
Demand for our loans may decline if
we do not continue to innovate or
respond to evolving technological
changes.
We operate in a nascent industry
characterized by rapidly evolving
technology and frequent product
introductions. We rely on our
proprietary technology to make our
platform available to members,
determine the creditworthiness of
loan applicants, and service the
loans we make to members. In
addition, we may increasingly rely
on technological innovation as we
introduce new products, expand our
current products into new markets,
and continue to streamline the
lending process. The process of
developing new technologies and
products is complex, and if we are
unable to successfully innovate and
continue to deliver a superior
customer experience, members? demand
for our loans may decrease and our
growth and operations may be harmed.
It may be difficult and costly to
protect our intellectual property
rights, and we may not be able to
ensure their protection.
Our ability to lend to our members
depends, in part, upon our
proprietary technology, including
our use of the AFRO Credit Score. We
may be unable to protect our
proprietary technology effectively
which would allow competitors to
duplicate our products and adversely
affect our ability to compete with
them. A third party may attempt to
reverse engineer or otherwise obtain
and use our proprietary technology
without our consent. The pursuit of
a claim against a third party for
infringement of our intellectual
property could be costly, and there
can be no guarantee that any such
efforts would be successful.
Financial regulatory reform relating
to asset-backed securities has not
been fully implemented and could
have a significant impact on our
ability to access the asset-backed
market.
We may rely upon asset-backed
financing for a significant portion
of our funds with which to carry on
our business. Asset-backed
securities and the securitization
markets were heavily affected by the
Dodd-Frank Wall Street Reform and
Consumer Protection Act, or the
Dodd-Frank Act, which was signed
into law in 2010 and have also been
a focus of increased regulation by
the SEC. However, some of the
regulations to be implemented under
the Dodd-Frank Act have not yet been
finalized and other asset-backed
regulations that have been adopted
by the SEC have delayed effective
dates. For example, the Dodd-Frank
Act mandates the implementation of
rules requiring securitizes or
originators to retain an economic
interest in a portion of the credit
risk for any asset that they
securitize or originate. In October
2014, the SEC adopted final rules in
relation to such risk retention, but
such rules will not be effective
with respect to our transactions
until late in 2016. In addition, the
SEC previously proposed separate
rules which would affect the
disclosure requirements for
registered as well as unregistered
issuances of asset-backed
securities. The SEC has recently
adopted final rules which affect the
disclosure requirements for
registered issuances of asset-backed
securities backed by residential
mortgages, commercial mortgages,
auto loans, auto leases and debt
securities. However, final rules
that would affect the disclosure
requirements for registered
issuances of asset-backed securities
backed by other types of collateral
or for unregistered issuances of
asset-backed securities have not
been adopted. Any of such rules if
implemented could adversely affect
our ability to access the asset-
backed market or our cost of
accessing that market.
Our risk management efforts may not
be effective.
We could incur substantial losses
and our business operations could be
disrupted if we are unable to
effectively identify, manage,
monitor and mitigate financial
risks, such as credit risk, interest
rate risk, liquidity risk, and other
market-related risk, as well as
operational risks related to our
business, assets and liabilities. To
the extent our models used to assess
the creditworthiness of potential
members do not adequately identify
potential risks, the AFRO Credit
Score produced would not adequately
represent the risk profile of such
members and could result in higher
risk than anticipated. Our risk
management policies, procedures, and
techniques, including our use of our
proprietary AFRO Credit Score
technology, may not be sufficient to
identify all of the risks we are
exposed to, mitigate the risks that
we have identified or identify
concentrations of risk or additional
risks to which we may become subject
in the future.
We rely on our proprietary credit-
scoring model in the forecasting of
loss rates. If we are unable to
effectively forecast loss rates, it
may negatively impact our operating
results.
In making a decision whether to
extend credit to prospective
members, we rely heavily on our AFRO
Score, the credit score generated by
our proprietary credit-scoring model
and decisioning system, an
empirically derived suite of
statistical models built using
third-party data, data from our
members and our credit experience
gained through monitoring the
performance of our members over
time. If our proprietary credit-
scoring model and decisioning system
fails to adequately predict the
creditworthiness of our members, or
if our proprietary cash flow
analytics system fails to assess
prospective members? financial
ability to repay their loans, or if
any portion of the information
pertaining to the prospective
customer is false, inaccurate or
incomplete, and our systems did not
detect such falsities, inaccuracies
or incompleteness, or any or all of
the other components of the credit
decision process described herein
fails, we may experience higher than
forecasted losses. Furthermore, if
we are unable to access the third-
party data used in our AFRO Score,
or our access to such data is
limited, our ability to accurately
evaluate potential members will be
compromised, and we may be unable to
effectively

The forward-looking statements
contained herein report may prove
incorrect.
This filing contains certain
forward-looking statements,
including among others: (i)
anticipated trends in our financial
condition and results of operations;
(ii) our business strategy for
expanding our business into various
foreign countries; and (iii) our
ability to distinguish ourselves
from our current and future
competitors. These forward-looking
statements are based largely on our
current expectations and are subject
risks and uncertainties. Actual
results could differ materially from
these forward-looking statements. In
addition to the other risks
described elsewhere in this Risk
Factors discussion, important
factors to consider in evaluating
such forward-looking statements
include: (i) changes to external
competitive market factors or in our
internal budgeting process which
might impact trends in our results
of operations; (ii) anticipated
working capital or other cash
requirements; (iii) changes in our
business strategy or an inability to
execute our strategy due to
unanticipated changes in our
business; and (iv) various
competitive factors that may prevent
us from competing successfully in
the marketplace. Considering these
risks and uncertainties, many of
which are described in greater
detail elsewhere in this Risk
Factors discussion, there can be no
assurance that the events predicted
in forward-looking statements
contained in this Offering Circular
will, in fact, transpire.


Litigation may adversely affect our
business, financial condition, and
results of operations.
From time to time in the normal
course of its business operations,
we may become subject to litigation
that may result in liability
material to our financial statements
as a whole or may negatively affect
our  operating results if changes to
our business operations are
required. The cost to defend such
litigation may be significant and
may require a diversion of
resources. In addition, litigation
could result in the diversion of
significant management time in
responding to litigation. There also
may be adverse publicity associated
with litigation that could
negatively affect customer
perception of our business,
regardless of whether the
allegations are valid or whether we
are ultimately found liable.
Insurance may be unavailable at all
or in sufficient amounts to cover
any liabilities with respect to
these or other matters. A judgment
or other liability in excess of the
insurance coverage for any claims
could have a material adverse effect
on our business, results of
operations, and financial condition.

We have not voluntarily implemented
various corporate governance
measures, which may result in
shareholders having limited or no
protections against interested
officer and/or director transactions
or conflicts of interests.
Federal legislation, including the
Sarbanes-Oxley Act of 2002, has
resulted in the adoption of various
corporate governance measures
designed to promote the integrity of
the corporate management and the
securities markets. We have not yet
adopted any such corporate
governance measures, and since our
securities are not listed on a
national securities exchange or
NASDAQ or any trading medium at this
time, we are not required to do so.
For example, we do not have an
audit, nominating and compensation
committees comprised of at least a
majority of independent directors,
with could impact whether
responsible corporate conduct is
applied to compensation packages to
our officers and directors,
especially where with respect to
transactions with other entities of
which our officers and/or directors
have a material interest in.
Prospective investors should bear in
mind our current lack of corporate
governance measures in formulating
their investment decisions.

Should we elect to become a public
reporting company under the Exchange
Act, we will be required to publicly
report as an Emerging Growth Company
but we will take advantage of
relaxed ongoing reporting
Requirements
Upon the completion of this
Offering, we may elect to become a
public reporting company under the
Exchange Act. If we elect to do so,
we will be required to publicly
report on an ongoing basis as an
emerging growth company (as defined
in the Jumpstart Our Business
Startups Act of 2012, which we refer
to as the JOBS Act) under the
reporting rules set forth under the
Exchange Act. As defined in the JOBS
Act, an emerging growth company is
defined as a company with less than
$1.0 Billion in revenue during its
last fiscal year. An emerging growth
company may take advantage of
specified reduced reporting and
other burdens that are otherwise
applicable generally to public
companies.

For so long as we remain an emerging
growth company, we may take
advantage of certain exemptions from
various reporting requirements that
are applicable to other Exchange Act
reporting companies that are not
emerging growth companies, including
but not limited to:


?
not being required to comply
with the auditor attestation
requirements of Section 404 of
the Sarbanes-Oxley Act;


?
taking advantage of extensions
of time to comply with certain
new or revised financial
accounting standards;


?
being permitted to comply with
reduced disclosure obligations
regarding executive
compensation in our periodic
reports and proxy statements;
and


?
being exempt from the
requirement to hold a non-
binding advisory vote on
executive compensation and
stockholder approval of any
golden parachute payments not
previously approved.

If we are required to publicly
report under the Exchange Act as an
emerging growth company, we expect
to take advantage of these reporting
exemptions until we are no longer an
emerging growth company. We would
remain an emerging growth company
for up to five years, though if the
market value of our Common Stock
that is held by non-affiliates
exceeds $700 million, we would cease
to be an emerging growth company.

If we elect not to become a public
reporting company under the Exchange
Act, we will be required to publicly
report on an ongoing basis under the
reporting rules set forth in
Regulation A for Tier 2 issuers. The
ongoing reporting requirements under
Regulation A are more relaxed than
for emerging growth companies under
the Exchange Act. The differences
include, but are not limited to,
being required to file only annual
and semi-annual reports, rather than
annual and quarterly reports. Annual
r    eports are due within one
hundred twenty (120) calendar days
after the end of the issuer?s fiscal
year, and semi-annual reports are
due within ninety (90) calendar days
after the end of the first six (6)
months of the issuer?s fiscal year.

FORWARD-LOOKING STATEMENTS
This Prospectus includes forward-
looking statements within the
meaning of the Securities Act of
1933, as amended, and the Securities
Exchange Act of 1934, as amended,
that are based on the current
beliefs of, as well as assumptions
made by and information currently
available to, the Company?s
management. All statements other
than statements of historical facts
included in the Prospectus,
including without limitation,
statements contained under the
captions Summary, Risk Factors,
Proposed Business of the Company and
Plan of Operation regarding the
Company?s business strategy and
plans and objectives of management
of the Company for future
operations, are forward looking
statements. When used in this
Prospectus the words anticipate,
believe, estimate, project, predict,
expect, intend and words or phrases
of similar import, as they relate to
the Company or Company?s management,
are intended to identify forward-
looking statements. Although the
Company believes that the
expectations reflected in such
forward-looking statements are
reasonable, such expectations may
not prove to be correct. Important
factors that could cause actual
results to differ materially from
the Company?s expectations
(cautionary statements) are
contained under the above caption
Risk Factors and elsewhere in this
Prospectus, including, without
limitation, in conjunction with the
forward-looking statements included
in the Prospectus. Based upon
changing conditions, if any one or
more of these risks or uncertainties
materialize, or any underlying
assumptions prove incorrect, actual
results may vary materially from
those described in this Prospectus
as anticipated, believed, estimated,
projected, predicted, expected or
intended. The Company does not
intend to update these forward-
looking statements. All subsequent
written and oral forward-looking
statements attributable to the
Company or persons acting on its
behalf are expressly qualified in
their entirety by the applicable
cautionary statements.

10


PLAN OF DISTRIBUTION

We are offering, at an offering
price of $2.00 per unit and a
Maximum Aggregate Offering Amount of
$75,000,000. AFRO Dollar Money is
offering a maximum of 37,500,000
shares of Common Stock Units on a
best efforts basis;

AFRO Dollar Money is not selling the
shares through commissioned sales
agents or underwriters. The company
will use its existing website, to
provide information with respect to
the offering. The company?s Offering
Circular will be furnished to
prospective investors in this
offering via download 24 hours a
day, 7 days a week on its website.

The shares are being offered by us
on a best-efforts basis by our
officers, directors and employees,
with the assistance of independent
consultants, and possibly through
registered broker-dealers who are
members of the Financial Industry
Regulatory Authority (FINRA) and
finders.

We may pay selling commissions to
participating broker-dealers who are
members of FINRA for shares sold by
them, equal to a percentage of the
purchase price of the shares. We may
pay finders fees to persons who
refer investors to us. We may also
pay consulting fees to consultants
who assist us with the offering,
based on invoices submitted by them
for advisory services rendered.
Consulting compensation, finders
fees and brokerage commissions may
be paid in cash, common stock or
warrants to purchase our common
stock. We may also issue shares and
grant stock options or warrants to
purchase our common stock to broker-
dealers for sales of shares
attributable to them, and to finders
and consultants, and reimburse them
for due diligence and marketing
costs on an accountable or non-
accountable basis. We have not
entered into selling agreements with
any broker-dealers to date, although
we plan to engage a registered
broker dealer firm, or a similar
service provider selected by our
management (such service provider is
referred to as Service Provider),
for offering administrative
services. Participating broker-
dealers, if any, and others may be
indemnified by us with respect to
this offering and the disclosures
made in this Offering Circular.

The company is initially offering
its securities in all states. The
company may choose to make the
appropriate filings to become an
issuer-dealer in these states, or to
record company officers as agents,
in which case it will start to sell
in those states. In the event the
company makes arrangements with a
broker-dealer to sell into these or
other states, it will file a
Supplement to this Offering
Circular.

All of our shares of Common Stock
are being offered on a best efforts
basis pursuant to Regulation A of
Section 3(6) of the Securities Act
of 1933, as amended, for Tier 2
offerings. This Offering will
terminate on the first to occur of
(i) the date on which all 75,000,000
Offered Shares are sold or (ii) one
year after our qualification date
subject to our right to extend such
date for up to 180 days in our sole
discretion (in each case, the
Termination Date).

We expect to commence the offer and
sale of the Offered Shares on or
after the Form 1-A Offering
Statement of which this Offering
Circular is a part (the Offering
Statement) is qualified by the U.S.
Securities and Exchange Commission.
Prior to this Offering, there has
been no public market for our Common
Stock.

The Offering will be sold by our
officers and directors, unless we
engage placement agents to sell this
Offering. At present, we have no
agreements with any placement
agents, but may engage such
placement agents in the future. If a
placement agent is engaged, it is
estimated we may incur commissions
and expenses of up to 15% for the
sale of the shares, plus other
direct selling expenses. In the
event no placement agent is engaged,
we will nevertheless incur costs of
distribution, which could also be up
to 15%, including marketing and
media costs, internal payroll and
overhead associated with
distribution of this offering,
printing, travel and other related
expenses.

This is a self-underwritten
offering. This Offering Circular is
part of an exemption under
Regulation A that permits our
officers and directors to sell the
Shares directly to the public in
those jurisdictions where the
Offering Circular is approved, with
no commission or other remuneration
payable for any Shares sold. There
are no plans or arrangements to
enter into any contracts or
agreements to sell the Shares with a
broker or dealer, however, we may
enter into a selling agreement with
one or more broker dealers in the
future. The Securities Purchase
Agreement is not exclusive, and
after the qualification by the
Commission and acceptance by those
states where the offering will
occur, the Officer and Directors
intend to advertise through personal
contacts, telephone, and hold
investment meetings in those
approved jurisdictions only. We also
intend to use any legally approved
and available mass-advertising
methods such as the Internet or
print media. Officers and Directors
will also distribute the prospectus
to potential investors at meetings,
to their business associates and to
his friends and relatives who are
interested in the Company as a
possible investment, so long as the
offering is an accordance with the
rules and regulations governing the
offering of securities in the
jurisdictions where the Offering
Circular has been approved. In
offering the securities on our
behalf, the Officers and Directors
will rely on the safe harbor from
broker dealer registration set out
in Rule 3a4-1 under the Securities
Exchange Act of 1934.

Investors? Tender of Funds

After the Offering Statement has
been qualified by the Securities and
Exchange Commission, the company
will accept tenders of funds to
purchase the shares. There are no
conditions that the company must
meet in order to hold a closing.
Prospective investors who submitted
non-binding indications of interest
during the test the waters period
will receive an automated message
from us indicating that the offering
is open for investment. All funds
tendered (by wire, debit card,
credit card or electronic funds
transfer via ACH to the specified
account or deliver evidence of
cancellation of debt) by investors.
All funds received by wire transfer
will be made available immediately
while funds transferred by ACH will
be restricted for a minimum of three
days to clear the banking system
prior to deposit. The processing of
the Subscriptions and the
investments will be through our
website.

 Process of Subscribing

You will be required to complete a
subscription agreement in order to
invest. The subscription agreement
can only be completed on our
website. The subscription agreement
includes a representation by the
investor to the effect that, if you
are not an accredited investor as
defined under securities law, you
are investing an amount that does
not exceed the greater of 10% of
your annual income or 10% of your
net worth (excluding your principal
residence). The subscription
agreement must be delivered to us
and you may either mail or wire
funds for the subscribed amount in
accordance with the instructions
stated in the subscription
agreement.

In order to participate in the
Offering, you must subscribe for
units of the Company?s common stock.
You may not subscribe for more than
1,000,000 shares of common stock
units unless approved by the
Company. The Company is not required
to notify you of any waiver of these
minimum or maximum subscription
limits.

Generally, no sale may be made to
you in this offering if the
aggregate purchase price you pay is
more than 10% of the greater of your
annual income or net worth.
Different rules apply to accredited
investors and non-natural persons.
Before making any representation
that your investment does not exceed
applicable thresholds, we encourage
you to review Rule 251(d)(2)(i)(C)
of Regulation A.

Since this Offering is being
conducted on a best-efforts basis,
there is no minimum number of Units
that must be sold, meaning we will
retain any proceeds from the sale of
the Units sold by us in this
Offering. Accordingly, all funds
raised by us in the Offering will
become immediately available to us
and may be used as they are
accepted. Investors will not be
entitled to a refund and could lose
their entire investment.

The Company will place the
preliminary and final offering
circular on its Internet Web site.
The Company will confirm by mail the
sale of the common stock to those
investors who have consented to
electronic delivery via the
Company?s Internet Web site. A note
on the bottom of the confirmation
will state that the final prospectus
is available on the Company?s Web
site and the Internet location of
the Web site and SEC Edgar site.
This approach satisfies the delivery
obligations, to investors who have
consented to delivery via an
Internet Web site.

However, the Company in their sole
discretion, reserve the right to
engage the services of an
underwriter or broker/dealer at any
time during the Offering, to sell
all or a portion of the Company
securities without notifying any
subscriber. If the services of an
underwriter or broker/dealer are
required, they will receive
underwriting or selling commissions
up to 15%, including non-accountable
expenses which will be paid out of
the proceeds of the Offering.

 Subscribing
The subscription agreement includes
a representation by the investor to
the effect that, if you are not an
accredited investor as defined under
securities law, you are investing an
amount that does not exceed the
greater of 10% of your annual income
or 10% of your net worth (excluding
your principal residence).

If you decide to subscribe for the
Common Stock Units in this offering,
you should complete the following
steps:


1.
When such page is available, go
to our investor page (which
website will expressly not be
incorporated by reference into
this filing).


2.
Complete the online investment
form.


3.
Deliver funds directly by wire,
debit card, credit card or
electronic funds transfer via
ACH to the specified account.


4.
Once funds or documentation are
received an automated AML check
will be performed to verify the
identity and status of the
investor.

5.
Once AML is verified, investor
will electronically receive,
review, execute and deliver to
us a Subscription Agreement.

Any potential investor will have
ample time to review the
subscription agreement, along with
their counsel, prior to making any
final investment decision. We will
review all subscription agreements
completed by the investor.

If the subscription agreement is not
complete or there is other missing
or incomplete information, the funds
will not be released until the
investor provides all required
information. In the case of a debit
card payment, provided the payment
is approved, we will have up to
three days to ensure all the
documentation is complete. We will
generally review all subscription
agreements on the same day, but not
later than the day after the
submission of the subscription
agreement.

We maintain the right to accept or
reject subscriptions in whole or in
part, for any reason or for no
reason, including, but not limited
to, in the event that an investor
fails to provide all necessary
information, even after further
requests from us, in the event an
investor fails to provide requested
follow up information to complete
background checks or fails
background checks, and in the event
the company receives
oversubscriptions in excess of the
maximum offering amount.

Investor Suitability Standards

In order to subscribe to purchase
the shares, a prospective investor
must complete a subscription
agreement.
Investors must answer certain
questions to determine compliance
with the investment limitation set
forth in Regulation A Rule
251(d)(2)(i)(C) under the Securities
Act of 1933, which states that in
offerings such as this one, where
the securities will not be listed on
a registered national securities
exchange upon qualification, the
aggregate purchase price to be paid
by the investor for the securities
cannot exceed 10% of the greater of
the investor's annual income or net
worth. In the case of an investor
who is not a natural person,
revenues or net assets for the
investor's most recently completed
fiscal year are used instead.

The investment limitation does not
apply to accredited investors, as
that term is defined in Regulation D
Rule 501 under the Securities Act of
1933. An individual is an accredited
investor if he/she meets one of the
following criteria:
*	a natural person whose
individual net worth, or joint
net worth with the
undersigned's spouse, excluding
the net value of his or her
primary residence, at the time
of this purchase exceeds
$1,000,000 and having no reason
to believe that net worth will
not remain in excess of
$1,000,000 for the foreseeable
future, with net value for such
purposes being the fair value
of the residence less any
mortgage indebtedness or other
obligation secured by the
residence, but subtracting such
indebtedness or obligation only
if it is a liability already
considered in calculating net
worth; or
*	a natural person who has
individual annual income in
excess of $200,000 in each of
the two most recent years or
joint annual income with that
person's spouse in excess of
$300,000 in each of those years
and who reasonably expects an
income in excess of those
levels in the current year.

Subscription Period
The Offering of shares of Common
Stock will This Offering will
terminate on the first to occur of
(i) the date on which all 75,000,000
Offered Shares are sold or (ii) one
year after our qualification date
subject to our right to extend such
date for up to 180 days in our sole
discretion (in each case, the
Termination Date).
Subscriptions for shares must be
received and accepted by us on or
before such date to qualify the
subscriber for participation in AFRO
Dollar Money, Inc.

Acceptance of Subscriptions.
Subscriptions will be accepted in
the order in which they are
received. The Company reserves the
right, however, to reject your
subscription in whole or in part
either at its own discretion. If
your subscription is rejected or
canceled, in whole or in part, the
amount paid by you to purchase the
Company?s securities will be
returned to you promptly.

Upon our acceptance of a
subscription agreement, we will
countersign the subscription
agreement and issue the shares
subscribed at closing. Once you
submit the subscription agreement
and it is accepted, you may not
revoke or change your subscription
or request your subscription funds.
All accepted subscription agreements
are irrevocable.

The Company will, upon acceptance of
your subscription, forward a copy of
your subscription agreement in
accordance with the terms of the
subscription agreement. If your
subscription agreement is not
accompanied by your payment of the
Offering price, your agreement will
not be accepted and the Company will
not reserve your securities until
payment is made. Payment must be
made by check, bank draft, U.S.
Postal money order, money order
payable in United States currency
drawn on a bank or credit union
having an office within the United
States, debit card, credit card, or
by wire transfer of immediately
available funds.

The Company reserves the right to
terminate the Offering at any time
after the Offering conditions have
been met and it may withdraw the
Offering, at any time, by refunding
all subscription proceeds with
interest thereon,
if any.



Under Rule 251 of Regulation A, if
our Common Stock will not trade on a
national securities exchange, non-
accredited, non-natural investors
are subject to the investment
limitation and may only invest funds
that do not exceed 10% of the
greater of the purchaser?s revenue
or net assets (as of the purchaser?s
most recent fiscal year-end). If our
Common Stock will not trade on a
national securities exchange, a non-
accredited, natural person may only
invest funds that do not exceed 10%
of the greater of the purchaser?s
annual income or net worth (please
see below on how to calculate your
net worth).

How to Calculate Net Worth:
For the purposes of calculating your
net worth, it is defined as the
difference between total assets and
total liabilities. This calculation
must exclude the value of your
primary residence and may exclude
any indebtedness secured by your
primary residence (up to an amount
equal to the value of your primary
residence). In the case
fiduciary accounts, net worth and/or
income suitability requirements may
be satisfied by the beneficiary of
the account or by the fiduciary, if
the fiduciary directly or indirectly
provides funds for the purchase of
the Shares.

In order to purchase the Shares and
prior to the acceptance of any funds
from an investor, an investor will
be required to represent, to the
Company?s satisfaction, that he is
either an accredited investor or is
in compliance with the 10% of net
worth or annual income limitation on
investment in this Offering.

11



USE OF PROCEEDS

We estimate that, at a per share
unit  price of $2.00, the net
proceeds from the sale of the
37,500,000 Units Class A Common
shares and Warrants in this Offering
will be approximately $75,000,000,
before deducting the estimated
offering expenses of up to
$1,050,000.

The net proceeds of this Offering
will be used to fund four key areas:
(i) hiring additional key members of
the management team; (ii) developing
(diversified) mobile commerce
operation infrastructure; (iii)
continuing development of technology
and service lineup; and (iv) opening
initial sales, marketing, and
operational capabilities in 20 state
markets.
Accordingly, we expect to use the
net proceeds, estimated as discussed
above, as follows, if we raise the
maximum offering amount:

			__Amount
	Percentage

	Capital Expenditure &
      Infrastructure Development
			37,500,000	30%

      Regional Office Set-up
			 3,000,000	 6%

      Sales and Marketing
			 4,000,000	 8%

      Product Development
			 5,000,000	10%

      Working Capital(1)
			48,000,000	46%


        	Total
			75,000,000    100%







____________________________________
________
(1) A portion of working capital
will be used for officers' salaries.
Please note no proceeds from this
Offering is used to pay any
officers, directors, founders of
AFRO Dollar Money

Because the Offering is being made
on a best-efforts basis, without a
minimum offering amount, we may
close the Offering without
sufficient funds for all the
intended proceeds set out above. The
allocation of the net proceeds of
the offering set forth above
represents the company?s estimates
based upon its current plans,
assumptions it has made regarding
the industry and general economic
conditions and its future revenues
(if any) and expenditures.

Investors are cautioned that
expenditures may vary substantially
from the estimates above. Investors
will be relying on the judgment of
the company?s management, who will
have broad discretion regarding the
application of the proceeds from
this offering. The amounts and
timing of the company?s actual
expenditures will depend upon
numerous factors, including market
conditions, cash generated by the
company?s operations (if any),
business developments and the rate
of the company?s growth. The company
may find it necessary or advisable
to use portions of the proceeds from
this offering for other purposes.

In the event that the company does
not raise the entire amount it is
seeking, then the company may
attempt to raise additional funds
through private offerings of its
securities or by borrowing funds.
The company does not have any
committed sources of financing.

The foregoing information is an
estimate based on our current
business plan. We may find it
necessary or advisable to re-
allocate portions of the net
proceeds reserved for one category
or another, and we will have broad
discretion in doing so. Pending
these uses, we intend to invest the
net proceeds of this Offering in
short-term, interest-bearing
securities.

The company reserves the right to
change the above use of proceeds if
management believes it is in the
best interests of the company
particularly in the event that we
decide to register as a broker-
dealer in the future.

____________________________________
____________12______________________
____________


CAPITALIZATION

The following table sets forth the
Company?s pro-forma statement of
capitalization, as adjusted to give
effect to the Offering.
Minimum Mum1
The number of shares shown as
outstanding after giving effect to
the Offering do not include shares
of the Company?s common stock
issuable upon exercise of warrants
issued pursuant to the Offering or,
separately.

Stockholders Equity

Maximum
Short Term Debt
		   		             ---
----
Long Term Debt
	   	                       ---
----

Common Stock Offered

100,000,000,000 shares authorized
300,500,000 outstanding;
37,500,000

Common Stock, par value $.0001 per
share
7,500
Capitals surplus1
$74,992,500
Less estimated expenses of the
Offering.
50,000
Less pre-opening expenses,
950,000

Total Stockholders? Equity

$74,000,000

Net Tangible Book Value per Share2

$.221
__________________________
1. Capital surplus above is shown
net of offering expenses of
approximately $1,000,000 and is
based upon $2.00 per share which is
the difference between the estimated
proceeds of $2.00 per share and the
par value of $.0001 per  share.
2. Net tangible book value per share
is the equal to the amount of
stockholders? equity, less the
Company?s intangible assets, divided
by the number of shares of common
stock then outstanding


Dividend Policy
The Company will reinvest earnings
for the period of time necessary to
help ensure the success of its
operations and to expand its
business. The Company has no current
plans to pay cash dividends, and the
Company?s future dividend policy
will depend on its operating
results, capital requirements,
financial condition and other
factors considered relevant by the
Company?s board of directors.



____________________________________
___________________________13_______
________________

DILUTION

If you purchase Common Stock shares
in this Offering, your ownership
interest in our Common Stock will be
diluted immediately, to the extent
of the difference between the price
to the public charged for each share
of Common Stock in this Offering and
the net tangible book value per
share of our Common Stock after this
Offering of Common Stock..

Assuming the sale of all 37,500,000
shares of Common Stock in this
Offering at the initial public
offering price of $2.00 per share
and after deducting approximately
$1,000,000 in expenses our pro forma
as adjusted net tangible book value
of our Common Stock would have been
approximately $74,000,000 or $0.22
per share. This amount represents an
immediate increase in pro forma net
tangible book value of $0.22 per
share to our existing stockholders
at the date of this Offering
Circular, and an immediate dilution
in pro forma net tangible book value
of approximately $1.78 per share to
new investors purchasing shares of
Common Stock in this Offering at
$2.00 per share.

The following tables illustrates the
per share dilution to new investors
discussed above, assuming the sale
of, respectively, 100%, 75%, 50% of
the shares offered for sale in this
Offering (after our estimated
maximum offering expenses of up to
$1,000,000

Funding
Level

$
75,000,
000


$
56,250
,000


$
37,500
,000





Offering
Price

$
2.00



2.00



2.00





Pro
forma
net
tangibl
e book
value
per
Common
share
before
Offerin
g

$
0.00



..00



..00





Increase
in per
common
share
attribu
table
to
investo
rs in
this
Offerin
g

$
0.22



0.17



0.12





Pro
forma
net
tangibl
e book
value
per
Common
share
after
Offerin
g

$
0.22



0.17



0.12





Dilution
to
investo
rs

$

1.78



1.83



1.88





Dilution
as a
percent
of
Offerin
g Price

%
89



91



94






The following table set forth,
assuming the sale of, respectively,
100%, 75%, 50%, of the shares
offered for sale in this Offering,
the percentage of issued and
outstanding shares to existing and
new Stockholders.


Shares
Purchased


Total
Consideration



Number


Percen
tage


Amount


Percen
tage

Assumin
g 100%
of
Shares
Sold:












Existin
g
Stockh
olders


300,50
0,000



88.9
%

$

31,00
0



..04
%
New
Invest
ors


37,500
,000




11.1
%

$
75,00
0,000



99.96
%
Total


338,00
0,000



100.0
%

$

75,03
1,000



100.0
0
%



Shares Purchased


Total Consideration



Number


Percentage


Amount


Percentage

Assuming 75%
of Shares
Sold:












Existing
Stockholde
rs


300,500,000



91.4
%

$
31,000



..09
%
New
Investors


28,125,000



8.6
%

$
56,250,000



99.91
%
Totals


328,625,000



100.00
%

$

56,281,000



100.00
%



Shares
Purchased


Total
Consideration



Number


Percen
tage


Amount


Percen
tage

Assumin
g 50%
of
Shares
Sold:












Existin
g
Stockh
olders


300,50
0,000



94.1
%

$
31,00
0




..08
%
New
Invest
ors



18,750
,000



5.9
%

$
37,50
0,000




99.92
%
Total


319,25
0,000



100.0
0
%

$

37,53
1,000




100.0
0
%

Exercise of the warrants issued
pursuant to the Offering, could have
a dilutive effect on your interest
as a stockholder. The exercise of
warrants at some time in the future
could result in further book value
dilution to then existing
stockholders if the exercise price
of the warrants is less than the per
share book value on the date of
exercise.

Furthermore, if it becomes necessary
to raise additional capital in the
future to support growth, an
offering of additional common stock
by the Company would dilute your
ownership percentage of the
Company?s common stock and,
depending on the subscription price
of the additional common stock,
could be dilutive to book value per
share. In addition, any subsequent
public offering of the Company?s
common stock will have dilutive
effect on your interest as a
stockholder if you do not purchase
stock in such offering. However, the
actual dilutive effect of any such
offering cannot be determined at
this time.
Adjusted for the

____________________________________
_14_____________________________


THE BUSINESS


BUSINESS

BACKGROUND: African American Face
Reserve Obligation Inc. (creator of
the original A.F.R.O. Dollar)

The African American Face Reserve
Obligation Inc. created a local
paper currency called A.F.R.O.
Dollar. This alternative and
complementary local currency
received approval by the United
State Government, United States
Attorney General, US Treasury Secret
Service bureau as a circulating
local currency. The A.F.R.O. Dollar
became one of the early pioneers of
the local currency movement in the
United States, and was the only US
approved circulating currency.
African American Face Reserve
Obligation believes its AFRO Dollar
unique design and innovative
security features in its paper
currency was eventually adopted in
the modern United States currency
design.

The paper currency created
denomination of $1 $5 $10 $20 bills
with African American vignettes
Booker Washington $1, Louis
Armstrong $5, George Washington
Carver $10, and Frederick Douglass
$20. The A.F.R.O Dollar targeted low
to middle class African American
communities.

Each A.F.R.O Dollar is backed by US
Dollar with participating banks that
holds a corresponding US Dollar for
each circulating A.F.R.O Dollar. The
A.F.R.O Dollar process is that the
participating banks would
distribute/ exchange/ sell A.F.R.O
Dollars for US Dollars to local
residents in the community. The US
Dollars will be held by the
participating bank for redemption by
merchants. The residents in the
community would spend the A.F.R.O
Dollar at participating merchants.
The merchants will be able to spend
their A.F.R.O Dollars at other local
businesses, churches, nonprofits or
redeem their A.F.R.O Dollars for the
US Dollar equivalent held at the
participating banks. The main
purpose of the A.F.R.O Dollar is to
create economic partnership in the
community between residents,
churches, nonprofits and businesses
to increase and keep circulating and
recycling dollars in the   local
community.

This recycling of A.F.R.O Dollars
will create community wealth effect
and help solve local social and
economic ills in depressed
communities.  In return for the
consumers/community loyalty each
merchant agrees to donate percentage
of the sale to the local community
fund for solving local social and
economic ills, also each merchant
will reward percentage sale or
discount dollars to the consumer as
reward bonus dollars. The consumer
will spend the reward dollars with
the issuing merchant or shop at
other participating merchants.

Two (2) economic models were
developed from African American Face
Reserve Obligation Inc.
The A.F.R.O proprietary community
economic/finance model called DPVC
model, DPrice Velocity Community
model and new type of organization
called the Local Community Currency
Institution LCCITM with its finance
model to track economic leakage and
the multiplier effect of A.F.R.O
Dollars in the community. These
models were developed by our
Chairman, Derric Price (See Company
Business).

AFRO Dollar Money Inc. (?the
Company?) principal business
activity is creating new innovating
and disruptive financial products
and services targeted toward local
ethnic communities and local small
business chambers. The Company
intends to obtain licenses and
rights from the African American
Face Reserve Obligation Inc. to
market, re-engineer, develop and
distribute three main innovative
community financial products. Their
financial Money cards requires no
credit check or bank account and
there?s no possibility of overdraft
fees.

Their AFRO Dollar Cash Money Card
Electronic Digital Prepaid Card
platform will be accepted by
merchants for Cash /Debit/
Credit/Stored Value/Mobile payments
and transactions. These cards are
primarily targeted to an ethnic
market, as a community money cash
card. The American Free Reserves
Organization Digital Card ?Banking
on Chip? card is a prepaid deposit
and saving account digital currency
card platform targeted for the un-
banked and under-banked residents in
their local community. This card
requires no credit check or bank
account and there?s no possibility
of overdraft fees.

     The Company believes that
African American Face Reserve
Obligation Inc. creator of the
original A.F.R.O. Dollar can help
with its mission of solving local
community economic and social ills,
in low-moderate income communities
as a ?Digital Cash? Currency instead
of the ?Paper Cash?  Currency.

    The Company has developed a
?Community? Financial Inclusion
Digital Cash Architecture, to create
the AFRO Digital Cash Dollar
(American Freedom Resources
Opportunity Dollar (ADD)) that is
backed by the US Dollar, similar to
the original AFRO (paper) Dollar.
This new Digital Cash will be called
the AFRO Dollar-Digital (ADD), that
will provide financial inclusion
services for everyone; banked, un-
banked, under-banked, under-served
and all community stakeholders;
(residents, businesses, consumers,
churches, non-profits, associations,
and local government).

    The Company has also developed a
?Global? Financial Inclusion Digital
Cash Architecture, to create the
AFRO Dollar-Money (American Freedom
Reserves Obligation Dollar Money-
(AFR)) that is backed by the US
Dollar, Reserve Currencies and
Precious Metals.  This new Global
Digital Cash will be called American
Freedom Reserves (AFR), which will
provide financial inclusion services
to local markets in emerging and
developing countries.

    The AFRO Dollar Ecosystem also
provides a personal ?full wealth
stack? of new innovative and
disruption financial services, for
personal financial independence,
generational wealth building and
transfer.

BACKGROUND:  Real-Time Payments:

Real-Time Payments or RTP refers to
payment rails (platforms or networks
via which payments are made) that
share a few characteristics. The
first is in the name: they are real-
time, or at least very close
initiating, clearing, and settling
in a matter of seconds. Real-time
payment networks are ideally
24x7x365, meaning they are always
online and available for a transfer.
As a result, in order to connect to
a RTP rail, the bank or credit
union?s backend systems will need to
be 24x7. Open-loop is also an
important characteristic?this means
the payments are connected directly
to a personal account, rather than
relying on a prepaid balance. A
data-rich messaging format like ISO
20022 is also necessary. Without
this clear and nuanced form of
information, it is more difficult to
resolve errors, which leads to
processing delays. Strong formatting
standards also provide greater
security to all participants in the
network.

Current examples of RTP networks
include the RTP? Network from The
Clearing House (TCH) in the U.S.,
UPI in India, Faster Payments in the
UK, and PIX in Brazil. The terms
instant payments, immediate
payments, and even fast/faster
payments are also sometimes used
interchangeably to refer
specifically to real-time payments
rails.

Real-Time Payments in the U.S.
Launched in 2017, RTP? Network was
the first of its kind in the United
States. It is developed and operated
by The Clearing House Payments
Company L.L.C. (PayCo), which is
privately owned by a group of the
world?s largest banks. It currently
reaches over half of all U.S. demand
deposit accounts but is accessible
to 70%. Access is available to all
federally registered depository
institutions, either via a direct
connection or a third party service
provider (TPSP).

The Federal Reserve presented and
the industry?s shared vision for a
faster, safer, and more efficient
payment system, and called for the
commitment of all stakeholders to
achieve five desired outcomes
focused on speed, security,
efficiency, international payments,
and collaboration.

NACHA ACH The Payments Innovation
Alliance formed a ISO 20022 Task
Force to identify potential use
cases for converting the current ACH
formats to ISO 20022 Payment
Messages. Corporates will be able to
use the low cost and efficient ACH
networks to process complex B2B
payments
Society for Worldwide Interbank
Financial Telecommunication SWIFT,
is the Registration Authority for
ISO 20022, and oversee the financial
repository and safeguard the quality
of the standard.  SWIFT is now a
global financial infrastructure that
spans every continent, 200+
countries and territories, and
services more than 11,000
institutions around the world
The Federal Reserve Bank stated that
a near-real-time payment capability
may ultimately be a beneficial
improvement to the payment system
that supports economic activity in
the United States and maintains the
US dollar as the currency of choice
for global trade. Regulators believe
that faster payments will accelerate
economic growth ? if a business is
paid in real-time, it will be able
to speed up its cash conversion
cycle, generate necessary working
capital, and reduce its need for
expensive short-term financing. In
addition, modernizing a country?s
payment system may attract foreign
investments, which in turn, drives
economic growth. Reducing the use of
cash instils a formal economy, where
governments can benefit from related
taxes.

In the US, for example, strong
resistance to direct debits is being
overcome by an ISO 20022-based real-
time payments system which supports
a new request-for-payment product to
automate the request, settlement and
reconciliation of retail payments.

Consider the payment system as the
plumbing or infrastructure that
supports the broader financial
system. If the support system is
better and faster, the economy as a
whole runs more efficiently.
Currently, the plumbing for
electronic payments in the United
States creates a lag time. A
consumer authorizes another party to
pull money from his account,
involving multiple parties in the
process, which takes time. Even
companies that offer rapid payments,
such as Venmo, do not offer truly
instantaneous account-to-account
payments: Venmo effectively fronts
the cash and then gets paid back
from the payer?s account.
This delay creates problems, as
money shortfall is in and of itself
an expensive proposition. For some
portion of Americans, money transfer
processing delays in and of
themselves lead to increased bank
overdraft fees or even a short term
payday loan.
Americans are paying $15 billion on
overdraft fees and $9 billion on
payday lending annually. To the
extent that some portion of these
fees could potentially be due to
short term payment lags rather than
more permanent mismatches in income
and expenses, a faster payments
system would provide a solution. Of
course, these additional fees and
charges disproportionately impact
the less affluent.
The Congressional Black
Caucus noted: The increased
prevalence of overdraft fees, high
cost small dollar credit, and check
cashing has cost our constituencies
tens of billions of dollars that a
real time payments system would help
ameliorate. For businesses, the lag
can create similar liquidity issues
as well as generate problems for
tracking present assets.
AFRO Dollar Money has taken the best
from real time payments lessons
around the globe to create a
platform that will be truly world
class. The Company?s AFRO Payments
Platform will be at the forefront of
the local payments experience.
The AFRO Digital Cash Architecture
will operate as a real-time instant
payment system using its proprietary
software, and integration with ISO
20022 protocol real time instant
payment system,  and  eventually the
Federal Reserve real-time payment
system, upon the Fed?s
implementation.
____________________________________
_____15_____________________________
__________
Our Company

The AFRO Dollar Money Inc. a
Illinois corporation (?Company?) is
a membership Social Enterprise
Finance and Technology company
(Social FINTECH) that has created a
Community Financial Inclusion
Digital Currency Financial and
Economic framework and a Mobile
Phone (M-commerce) Ecosystem to
solve economic and social ills  in
low-moderate income communities in
the U.S. and emerging low-income
countries. The Company develops
community empowerment solutions.
..
AFRO DOLLAR MONEY Inc. (Company)
principal business activity is
developing and distributing new
innovative and disruptive financial
products and services targeted to
local community stakeholders
(residents, businesses, consumers,
churches, nonprofits, associations
and local government).

      The Company?s principal
business activity is developing and
introducing our Community Digital
Currency Financial Architecture
Platform (AFRO Platform) to fulfill
our mission of real economic
transformation of low-moderate
income communities. We do not offer
our services to the general public;
we only offer our services on the
AFRO Platform to members.

MISSION: 	Build wealth and transform
select African-American
communities, and
traditional low-moderate
income urban, rural and
rust-belt communities in
the United States.

Increase homeownership,
social entrepreneurship,
savings rates, small
business development, and
human capital development
by introducing new
innovative and disruptive
financial products.

VISION: 	Create self-sustainable,
economic viable
communities to enrich the
lives of it residents, to
eliminate abject poverty,
local un/underemployment
in their neighborhoods.

The Company believes that low-
moderate income communities in the
United States are starved for
financial, social, economic and
human capital to sustain the
American-Way of life.
We have established America?s First
Community Digital Cash Mobile Money
to transform low-moderate income
African American communities, to
Increase wealth and income and
Decrease unemployment and extreme
poverty.
The AFRO Dollar Digital Cash
Architecture provide financial
inclusion for all community economic
stakeholders (residents, businesses,
consumers, non-profits, churches,
associations, local government)
regardless of wealth or  income. The
un-banked, under-banked, under-
served will now have access to all
financial services.
AFRO Dollar is a Real Time Digital
Cash Architecture that is backed by
the US Dollar, Reserve currencies
and Precious metals. The
transactions are real time, and can
be accepted by anyone, anytime,
anywhere.
The AFRO Dollar Digital Cash Account
is a disruptive technology,
America?s First Community Digital
Financial  Inclusion Economic
Platform ) to control, spend, track
and recycle dollars by local
stakeholders. Shopping locally, with
AFRO Dollars builds community
wealth, increase jobs and creates
new small businesses. AFRO Dollars
transforms, builds, invests and
strengthens local communities.
The AFRO Platform is a funding,
lending, payment, checking, savings,
loyalty, and employment portal to
re-build distressed African American
communities. The community
stakeholders will be able to find
economic and financial support on
the platform.

The Company provides mobile
services, supported on Android, iOS
(Apple) and online, that enables
members to conveniently make person-
to-person P2P, B2B, C2B, B2C, C2G
payments and international money
transfers from the United States.

The Company?s Primary Business is to
implement its Community Financial
Inclusion Digital Currency
Architecture Platform products:
I.	A US backed Local Currency as
a Digital Cash equivalent
II.	Mobile Phone Platform, that
accepts its Digital Cash,

The Company has developed the
framework for a Community Digital
Currency Financial and Economic
System Platform (AFRO-Platform). The
AFRO-Platform is to engage in mobile
commerce, mobile banking financial
services, mobile lending, and mobile
payments. The Company believes the
use of local community currencies
will create new innovative
community-focused institutions, to
serve the low and moderate income
neighborhoods in the United States
and emerging countries. The AFRO
Platform provides Small Business
Lending, Mobile Payments, Digital
Money, Peer to Peer Transactions,
Money Transfer, Loyalty, Rewards and
Community Empowerment Analytics.


____________________________________
_____16_____________________________
_______________


PRODUCTS:

    The Company?s financial product
is a proprietary Community Financial
Economic Digital Currency Mobile
Platform (AFRO Platform ), and will
operate a Real Time Instant Digital
Currency providing financial
Inclusion  services  for low-
moderate income communities and
emerging economies.
    .
    The Company brands; AFRO Dollar-
Money, AFRO Dollar-Digital, AFRO-
Cash, AFRO-Pay, AFRO-Rewards, AFRO-
Bonds, AFRO-Notes, AFRO-Bills, AFRO-
BUY, AFRO-Gold, AFRO-Silver, AFRO-
Insurance, AFRO-Investments, PayAFRO




















17

PLATFORM?Features:

AFRO Money   = Transaction Platform:
Tracking-Real-Time purchases,
transfers (B2B, C2B, B2C, P2P, C2G)*
AFRO Cash    = Transaction Small
Cash:  Non-Tracking-Real-Time small
purchases, peer to peer (P2P), C2B
AFRO Lending = Lending Platform:
Lending (Small business, Micro-
finance, Mortgages, Auto, Personal)
AFRO PAY     =  Payments Platform:
Payments to: (Personal, Business,
Local government)
AFRO Score   = Credit Score
Platform: Proprietary credit-score
model: personal, auto, home
mortgages, business
AFRO-Works   = Local workforce
skills development, local job
tracking, future job availability
training support
AFRO Invest  = Investments, in Real
Property, Precious Metals, AFRO
Treasury; (bills, notes, bonds)
AFRO Community Development =
Investments in low-income housing,
community development projects
AFRO Donations,  Volunteerism =
Donations and volunteers to non-
profits, local projects, domestic &
foreign
AFRO Marketplace & Shopping  =
Portal from products and services
from our 3rd party
merchants/partners

    The AFRO Dollar-Digital; (ADD)
(American Freedom Resources
Opportunity Dollar-Digital) will
provide Community financial
inclusion services for everyone;
banked, un-banked, under-banked,
under-served and all community
stakeholders; (residents,
businesses, consumers, churches,
non-profits, associations, and local
government). The AFRO Dollar-Digital
(ADD) is backed by the US Dollar.

    The AFRO Dollar-Money; (AFR)
(American Freedom Reserves
Obligation Dollar-Money) will
provide Global financial inclusion
services to local markets in
emerging and developing countries.
The AFRO Dollar-Money (AFR) is
backed by the US Dollar, Reserve
Currencies and Precious Metals.
The AFRO Dollar cannot be valued
less than the US Dollar, because
there is a US Dollar or equivalent
available for each AFRO Dollar on
the platform. The AFRO Digital
Currency will always have value on
par or greater than the US Dollar on
the AFRO Platform, based on merchant
and the customer loyalty
contributions to the platform. The
AFRO Dollar Digital currency will
play a significant role in building
local economic wealth and community
empowerment.
Currently, each US Dollar backs each
AFRO Dollar-Digital. However, in
order to maintain the AFRO
dominance,  long term the Company
may diversify the assets that back
the AFRO Dollar-Digital currency. In
the future the AFRO Dollar-Digital
currency may be backed with
additional weighted assets, such as
world reserve currencies; (US
Dollar, Euro, Japanese Yen, Pound
Sterling Renminbi), in addition to
precious metals, land, energy, and
labor. Therefore, the AFRO Dollar-
Digital will always maintain its
dominant value position as a Hard
currency that is highly liquid,
stable, tradeable, and reputable
with representation.
____________________________________
____________18______________________
__________________________________


NEW INNOVATIVE AND DISRUPTIVE
PRODUCTS AND SERVICES
Available Only on the AFRO PLATFORM

The Company will introduce and
develop new innovative and
disruptive financial products that
are unique to the local community
that it serves. Low-Moderate Income
communities experience different
dynamics in their communities than
the general market. Typically, low
income community residents spend a
high percentage of their income for
housing, transportation, food,
education, and have the largest
turnover of workplace jobs, and the
largest percentage of predatory and
sub-prime lending. The Company?s new
products are aimed to transform
these communities with new financial
products to increase their savings
rates, homeownership, encourage
social entrepreneurship, human
capital development, and community
economic empowerment.

	New Products Created by AFRO
Platform          Traditional - Bank
Industry standard products

	Borrowers Foreclosure Insurance
(BFI)           -vs- Lender
Foreclosure- Private Mortgage
Insurance (PMI)
	No credit scoring mortgages
	     	-vs- Credit scoring
only (TransUnion, Experian, Equifax)
	Wealth Building Classes
	     -vs- Financial Literacy
Classes
	Un-banked Checking/Saving
Services      	     -vs- No un-
banking acct allowed/ currency
exchanges only
	Smart card-Banking on chip
	      	     -vs- None-
Traditional- ATM/Internet banking
	Homeownership Savings Club
	          -vs- None-
Traditional- Saving account
	     Housing Ministry-Church
-vs- None
	     Build Finance & Trade Ministry-
Church
-vs- None
	     Business Loan approval/funding-
15 days          -vs- 45-60 days
traditional loan approval and
funding
           Person to Person Lending-P2P
-vs- None
           Pre-Qual Mortgage
Lending/Savings
-vs- Same
Ssss	     Christian Mortgages (10 monthly
payments)       -vs- Traditional
Mortgages (12 monthly payments)
     Community Credit Scoring Model
	     -vs- None
           Investment GoldTM     = pays
interest                  	-vs-
Traditional investing in Gold (no
interest)
	     Investment SilverTM  = pays
interest                     -vs-
Traditional investing in Silver (no
interest)
	     Social Entrepreneurship,
Support, Funding       -vs- None
vv	     Debt Jubilee?personal private
debt              -vs- None
hh	     Student Loan Repayment Bond-
Debt relief         -vs- None
	     Create a Community Safety-net,
support	          -vs-None
S

The A.F.R.O innovative financial
products are more community focused
than the traditional banking
products. Our  new innovative
financial and social responsible
products enable the local community
to focus on the financial and
lending inequities inherent in low
to middle income communities

Highlights of some new innovative
products

Borrowers Foreclosure Insurance
(BFI)TM : Our new and innovative
financial product that provides
borrower foreclosure protection by
providing payments to the bank on
behalf of the borrowers in case of
loss of job, or economy downturn.
This is opposite of the current
industry Lender private mortgage
insurance (PMI) that the bank
requires/forced borrowers to pay
that protects the bank?s interest
but not the borrower. Our product
put the borrower?s position as
superior, and it becomes a win-win
for the borrower and lender. No
payments are late or missed.

No credit scoring mortgages NCSMTM
new innovative community mortgage to
borrowers based on their ability to
pay and alternative scoring instead
of credit scoring models
traditionally used by banks relying
on the big credit agencies Trans
Union, Experian, Equifax. The
Company believes by promoting local
community based models to
homeownership and creating and
promoting homeownership as right
instead of privilege will build
strong and stable economic
communities.

Wealth Building Classes: The Company
will teach community wealth classes
to emphasize personal and community
building where homeownership, small
businesses development, social
entrepreneurship and shopping
locally will create local jobs and
build wealth for all the residents
in the community. Traditional
financial literacy classes supported
by the banking industry focus on
individual financial needs.

Un-banked Checking/Saving Accts: The
Company will introduce financial
money cards that require no bank
checking accounts for the under
banked and un-banked residents in
the community This will provide
stepping stone to get the unbanked
into the banking system without the
high cost associated with banking
This will also save the low income
residents the expensive cost charged
by currency exchanges and cash
checking services.

Smart card-Banking on ChipTM :This
Cards provide all the banking
functionality of the card itself
without any outside network
processing This card is designed for
use in transaction where there is no
access to internet or phone for
authorization All balances are
updated on the card after each
purchase

Homeownership Savings C1ubTM This
HomeOwners club encourages savings
for home purchase by members, and
allowing for matching down payment
programs and pre-approval mortgages
for member as prospective
homeowners.

Develop Housing Ministry-Church: We
provide homeownership lending,
counseling, and introduce our
Christian mortgage (10 monthly
payments not 12 monthly payments)
through Church partnerships

Build Finance Trade Ministry-Church:
We develop partnerships with local
churches and local businesses. The
church community will trade and shop
with the local businesses and the
businesses will support the local
church?s mission and programs with
the Community Wealth Centers/ LCCITM
institutions monitoring the
partnership.

               Social Entrepreneurship,
Support, Fund: Social entrepreneurs
play different role in the community
than profit-seeking entrepreneurs.
We support, promote and introduce
more social entrepreneurs to help
solve community problems and to
contribute to community wealth and
stability.

Debt Jubilee?personal private debt:
We provide a Financial Check-up for
members to determine their past,
present and future financial
conditions and capacity, and seek
debt relief to provide a track for
financial independence using the
Company?s product and services.

Student Loans:  Student loan debt
repayment/jubilee is being added on
our platform. Our (2) factor
student loan repayment, is part of
our BEEbop community model to help
workers with student loans.  On our
platform; student loans below
$100,000, the repayment schedule
will reduced to $35 a month, loans
above $100,000 amount, $75/mo.
That?s it, a (2) factor loan re-
payment. This community approach
allows young adults just starting
their career to buy a home, or
increase their saving for the
future without the burden of debt.
In our approach the total loan
amount is still due, however we
substitute at liquid guarantee to
the holders of the loan.

The millenniums are the first
generation where their starting
income and wealth accumulating will
not be greater than their parents.
Our BEEBOP  models and the AFRO
Platform is our attempt and
approach to reverse this trend,
before it?s too late.

____________________________________
____________________________________
_____19_____________________________
________________________


      The Company will license and
obtain rights to re-engineer,
market, develop and distribute
innovative community financial
products developed by African
American Face Reserve Obligation
Inc. Based upon license rights, the
Company will introduce the A.F.R.O.
Dollar Digital Cash with a new
complementary digital currency
mobile money platform with financial
processing and bank integration.

      The AFRO Platform will provide
alternative banking services,
lending, mobile payments, loyalty,
financial smart cards, mobile
digital currency accounts, ATM
networks, community data-mining
analysis and workforce development.

Introducing our AFRO platform-
Portals Dashboard features:

AFRO  DOLLAR Community  Digital
Financial Economic Portals:

        I    Financial Money Smart
Cards: ??..Credit, Debit, Money
Transfers
        II   Digital-Currency Mobile
Money: ......Payments, Money
Transfers, Savings, Wealth Building,
Retirement,

Personal Finance Management,
Lending:(Mortgages, Auto, Business)

Investments:(AFRO Treasury: bills,
notes, bonds)
        III   ATM Cash Community
Network:?.Free ATM services
        IV   Community Employment
and
                Economic Analysis:
?????? Job Bank: and workforce
development for un- underemployment,

community economic activity
tracking, market leakage analysis

social and economic, human capital
development
       V     Precious Metals?????
??? AFRO Investment GoldTM, AFRO
Investment SilverTM,
       VI    Housing
Veteran/Affordable: ??.. Real Estate
Community Investment- Affordable &
Veterans Housing
       VII   Small Business
Investment:?.........  Community
Business Investments for support,
growth, and export



20


I.  FINANCIAL MONEY SMART CARDS

 AFRO Dollar Money Inc. will
introduce three (3) innovative
Financial Money Card programs
      1. The AFRO Dollar Money Cash
Money Card:  Electronic Digital
Smart Card platform that will be
accepted by merchants for
Cash/Debit/Credit//Mobile/Loyalty
payments and transactions. Primarily
an ethnic market community money
cash card.

     2. The American Free Reserves
Organizing Card: Banking on a Chip a
prepaid deposit and saving account
digital currency platform targeted
for the un-banked and the under
banked residents in their local
community. The card requires no
credit check or bank account, and
there?s no possibility of overdraft
fees. This Nontraditional/Nonbank
card primary target is the general
market as a money card.

      3. The Community BEE (CBEE)
Card: community small business money
card, targeted to local
         business chambers of
commerce for their merchant chamber
members. This BEE community
        card is for acceptance and
use by local merchants for their
chamber loyalty programs. Primarily
business to business B2B, consumer
to business C2B, and is general
market reloadable card.


II. DIGITAL CASH  ACCOUNT- AFRO
Dollar- Mobile Money Account

The AFRO Community Financial
Platform will produce an Online and
Mobile Money Digital Cash Account
that will provide the following:

Lending: Alternative and Local
Community-Focused

           a) Direct to Consumer
Lending Platform: Small Business,
Entrepreneurs, Consumers, Non-Profit
            b)
Person2Person/Crowdfunding Platform:
Lending from individuals; Start-ups,
Social Entrepreneurs

Banking:
           c) Alternative Banking
Platform:
 					 Savings,
Checking (for Un-Bank, Under-Bank)

	             Credit Cards,
Debit Card, Community Cash Card
           d) ATM-community-ATM
network for free cash transactions,
money order services

Payments:
           e) Mobile Bill Payments:
(B2B Business to Business), B2C
(Business to Consumer), C2B
(Consumer  to  Business) P2P (Person
to Person), C2G (Consumer to
Government) payments by business,
consumers, non-profits.

Loyalty:
           f) Loyalty Platform:
Reward and loyalty system for local
shopping campaigns, (recycling
dollars)

Non-Profit:
           g) Fundraising-Grant
Platform:  Non-profits, use for
fund-raising, donations, charitable
events ?

Credit Scoring:
      	  h)  We will implement
our AFRO Credit Score Model for
lending on our platform (as opposed
to the traditional FICO and Vantage
credit score). Our AFRO Credit score
model is for lending (homeownership,
automobile, small business,
resident/consumer credit) purposes
and community economic growth
analysis.

Money Transfer:
          i)   Money Transfer, cross
border/country, person to person,
consumer to business, business to
business, consumer to government,
business to government

Credit Scoring:
      	j)  We will implement our
AFRO Credit Score Model for lending
on our platform (as opposed to the
traditional FICO and Vantage credit
score). Our AFRO Credit score model
is for lending (homeownership,
automobile, small business,
resident/consumer credit) purposes
and community economic growth
analysis.

III. COMMUNITY ATM (Automatic Teller
Machine) (New Product-Wireless Cash
ATM)

      The Company will introduce our
own branded community ATM money
network that will integrate with our
new Mobile Money Digital Platform.
These machines will serve the
community and target the unbanked
and underbanked residents that use
expensive currency exchange and
check cashing services.

      We will introduce our new
security product technology that
allows the customer?s cellphone with
our Mobile Money Digital Platform to
dispense cash from the ATM
wirelessly. Allowing members to
withdraw funds from ATMs without
cards also creates the opportunity
to remit funds to unbanked members
around the world. This will help
bring down remittance costs for
members whose family members rely
heavily on their financial
assistance.

      Convenience is a critical
driver of consumer satisfaction and
loyalty in banking, and cardless
access to our ATMs is a convenience
that many smartphone owners will
take advantage. It also represents
an important link between the mobile
account and cash access.

IV.  COMMUNITY EMPLOYMENT AND
ECONOMIC ANALYSIS:

      FIRE-(finance, insurance, real
estate) vs REAL Productive Economy
is the Company? community economy
analysis platform.  The Company will
track the unemployment status of
residents in the community, in
addition the platform tracks job
opportunities from local merchants
and member companies. The platform
will act as a job referral,
information source, and skill
requirements for available
employment for residents.

Workforce and Job Development
Community Portal: Tracking and
Analysis
       Economic-Community Platform:
Community Economic Transformation
Plan:

                         Available
Community Job/ Unemployment
tracking, Workforce Development,
                         Veterans
Jobs outreach, Prison Re-entry jobs,
Teenage job:
                         Homeless
prevention service and support,
                         Housing
Alternative and Affordable housing,
                         Small
business community employment,
statistics,
                         Community
financial and economic analysis
                         Community
transformation guidelines and
tracking
                         Non-profit
and organizations, community impact
                         Health and
wellness community impact
                         Food
nutrition

V.	PRECIOUS METALS    Investment-
PreciousMetalsTM
                       The Company
will introduce AFRO Investment-
PreciousMetalsTM.

Unlike traditional investments in
gold and silver bars and coins, our
InvestmentGoldTM  and Investment
SilverTM  products (bars, coins)
yield interest.
Our product is (i) a interest
earning asset and (ii) a physical
asset, versus investing in
traditional gold (physical asset)
alone.
The Gold, Silver (physical assets)
and Interest payments(intangible
assets), can have separate ownership
or accounts, per owner?s request.

AFRO Investment GoldTM           (Gold
that pays interest)   vs. Investment
in traditional ?gold?   bars and
coins
AFRO Investment SilverTM     (Silver
that pays interest)   vs. Investment
in traditional ?silver? bars and
coins

AFRO Dollar Money will produce and
sell its own 1oz. Gold and Silver
coins and bars, at premium prices.

VI    Housing Veteran/Affordable:
???Real Estate Community Investment-
Affordable Housing

VII   Small Business
Investment:??....... New Community
Business Investments for support,
growth, and export


_______________________________
___21_

Community Economic Empowerment:

 BEEBOP Financial Engineer Economy;
(democratized community capitalism
for the bottom 60%)

 AFRO Dollar BEEBOP represents: a
new economic vision, paradigm shift,
critique and transformation of the
American capitalist system and its
impeding attacks by socialism,
communism, marxism, currently in the
United States. Our introduction of a
local free market capitalism called
BEEBOP Capitalism, is our way to
strategically democratized capital
investment, and financial allocation
for all community stakeholders.

The BEEBOP intent is to move away
from the current ?Financialized?
sector economy models to a ?Real
Productive? sector model of our AFRO
Dollar Community Financial and
Economic models (BEEBOP), to solve
local community social and economic
problems.

The Purpose of creating the
Community Mobile Money Platform
(AFRO FinancialWealth Platform) is
to provide all the tools to the
stakeholders in the community to
create a stable, sustainable,
financial and economic environment.
Using the AFRO Platform allows the
community stakeholders to use their
spending dollars to create a
community wealth effect. We can
solve and eliminate our community
social ills, of high-unemployment,
high crimes rates and extreme
poverty.
?The days of Living WITH debt, and
Dying IN debt, are over, that?s
solved,  stated Derric Price,
creator of Original AFRO Dollar.

The BEEBOP financial system is
bottom-up community
stakeholder?s model, that
provides an in-depth solution-
analysis of each community that
the Company will serve.  We
collect micro- and granular
level community data (regarding
local income, businesses,
spending, workforce develop,
homelessness, food deserts,
health care disparities, fresh
foods markets, air quality,
toxic land levels, education,
etc,) to prepare a community
rescue plan to implement for
local community wealth, health,
and happiness pursuits.
SHOP LOCAL:
The Company has developed an
incentive platform Shop Local
Campaign that will be introduced to
all businesses on and off the
platform.  The Company?s, The Power
of ChoiceTM  and the Power of
CommunityTM Campaigns will introduce
the powerful wealth effect of the
power of spending AFRO Dollars
versus US Dollars in the community.
The 28 million small businesses in
the United States are integral to
the U.S. economy and the vibrancy of
local communities, employing
approximately 50% of the private
workforce. Spending at local
retailers and restaurants
contributes to the local community
on average more than double the
amount per dollar spent compared to
spending at national chains. The
Company along with small business
local chambers will promote the use
of the Company?s products and
services, for a community win-win
when shopping at local businesses.
Small Businesses are Embracing
Technology
    We believe small business owners
expect a user-friendly online or
digital experience. Technology is
changing the way small business
owners manage their operations.
According to a National Small
Business Association survey, 70% of
small businesses view technology as
very important to the success of a
business. Small businesses are
increasingly using technology to
purchase inventory, pay bills,
manage accounting and conduct
digital marketing. According to the
survey, 85% of small businesses
purchase supplies online, 83% manage
bank accounts online, 82% maintain
their own website, 72% pay bills
online and 41% use tablets for their
business. The AFRO platform will
provide small business more bang for
the buck with real-time payments
system, and allow efficient
management of their cash flow, and
for them to show good business
community stewardship
The Opportunity
There are 268,000 African
American-owned small businesses
in New York, Chicago and Los
Angeles - making them among the
top cities for African American-
owned small businesses. With
ownership of approximately 1.9M,
7% of small businesses
nationwide, African Americans are
the fastest growing
segment.  However, business loans
to African American entrepreneurs
have yet to rebound since the
economic downturn in 2008. The
Company?s products are designed
to create a new sales
opportunities for local
businesses.




End-to-End Integrated Technology
Platform.
We built our integrated platform
specifi-cally to meet the financing
needs of local community economic
stakeholders;  small businesses,
residents, non-profits, associations,
consumers and local government.

Our platform touches every aspect of
the customer lifecycle, personal
finance, home managements, payments,
education, transportation, energy
including customer acquisition,
sales, scoring, underwriting,
funding, and servicing and
collections.
This purpose-built ecosystem is
enhanced by robust fraud protection,
multiple layers of security and
proprietary application programming
interfaces. It enables us to deliver
a superior member experience,
facilitates decision making and
allows us to efficiently roll out new
products and features.
The Company believes financial
inclusiveness is a prerequisite if
financial systems are to serve the
economic needs and social
development of low-moderate income
communities.  Levels of financial
inclusion in urban minority markets
are low and unequal. Financial
inclusion gaps between larger and
small business firms are partly
explained by information asymmetries
and financing costs, which are
higher for small businesses.
The Company has its community
financial and economic models to
track the economic health and wealth
of the community and its residents.
The Company models, (BeeBop, DPrice
velocity), tracks  economic leakage
and the effect of the AFRO Dollars
in eliminating  poverty, introducing
new businesses models (worker-owned,
community-owned, student owned),
capital injection, and introduce our
new community safety?net models.
Residents, consumers, businesses,
churches, and non-profits will spend
their AFRO Dollars to circulate in
their community at local businesses.
The business merchants and
organizations can exchange AFRO
Dollars for US dollars; however,
they are encouraged to spend their
AFRO Dollars directly with other
businesses or vendors in the
community or in the platform
network. The B2B spending
strengthens the 'local multiplier
effect?, and velocity and builds new
business-trade- community
relationships. The Company?s
proprietary community model
encourages more new business start-
ups, volunteerism and social
entrepreneurs using our  DPVelocityTM
model, and our proprietary local
free market BeeBopTM capitalism
models.
Every time a customer shops at
local-owed or community businesses,
the member/customer receives AFRO
Bonus Reward Dollars (consumer
loyalty dollars) added to the
balances of their AFRO Dollar Money
mobile account. The additional AFRO
Bonus Dollars will enable the
consumer to shop at the same local
merchant?s business or purchase
goods at other local merchants. With
AFRO Bonus Reward Dollars, the
consumers can also pay their bills
(phone, car utilities, rent) or
donate/tithe to non-profits or
churches. These additional AFRO
Bonus dollars provide extra spending
power to the consumers, as opposed
to spending US Dollars. It allows
their dollars to stretch, thus $200
AFRO Dollar could have the spending
power of $250 US Dollars. Thus, the
consumer gains more value by
shopping with AFRO Dollars than
debit cards or US dollars.
The Non-profits/Churches will
receive contributions for their
mission and community goals. Each
community market will establish a
local fund,(AFRO Dollar Money
Community Chest Trust a Safety-Net
Fund) that will receive a
contribution from participating
merchants each time AFRO Dollars are
spent locally. This builds and
strengthens the community, by re-
circulating and recycling AFRO
Dollars.
The Company plans to market other
products, such as the Community Bee
Card (CBEE) that is targeted to the
local small business chamber of
commerce market.
It is intended that the Company will
be a full-service alternative saving
institution not a banking
institution, but will provide
exceptional service that is highly
personalized, efficient and
responsive to the member?s needs.
The Company through its partnerships
with wholesale and retail banks or
other financial institutions will
offer a full line of deposit and
loan products to complement the
financial services on the AFRO
Platform.

Delivery of Products and Services:
The Company does not view technology
and highly personalized member
service as mutually exclusive.
Instead, the Company feels that an
effective blending of the two will
be essential to the Company?s
success. The Company believes that
the best way to serve its market is
to enable members to access their
accounts 24 hours a day, 7 days a
week, through the delivery channel
of their choice, without losing a
personal touch. The Company?s
members will be offered
opportunities to deal directly with
Company employees or, especially
during non-traditional business
hours, to engage in routine
transactions and make routing
inquiries via technology, such as
automated teller machine (ATM),
mobile networks and internet access
and smart card technology.

The Company intends to enable its
members to electronically access
their accounts and the Company?s
products and services via the
internet, mobile phone and smart
cards. This would include, but not
be limited to, account maintenance,
internal transfer of funds between
existing accounts, researching
product information, and requesting
information. The Company will offer
bill-paying services and accept loan
applications funding through its
website and mobile phone platform.

The Company intends to outsource
some of its technology matters to
third-parties that specialize in
such areas. With the aid of a
consultant, the Company is in the
process of identifying, evaluating,
and selecting the third-party
service providers. By outsourcing
some of its technology matters, the
Company believes that it will be
assured access to the latest
available technology at an
affordable price. Any and all
technology vendors will be asked by
the Company to demonstrate that they
meet or exceed industry standards
for security of private and/or
confidential customer information
and that they will have adequate
disaster recovery plans in place at
all times. The Company will conduct
significant due diligence and impose
various contract terms on all of its
outside vendors.

WHY MOBILE DIGITAL MONEY?

MOBILE, ARE BEST WAYS TO REACH
UNBANKED
New reports released by the Center
for Financial Services Innovation
and the Federal Deposit Insurance
Corporation suggest that under-
banked households are more likely to
use smartphones than bank branches
or computers to access their
financial account puts your  account
at the centre of a wider financial
ecosystem. It works by integrating a
range of products and services in
the app, which give you choice as
well as control over your money.
African-Americans love their
smartphones. In fact, smartphone
penetration is 5% higher among
blacks than the total population
(83% vs. 78%). In looking at popular
mobile apps, Twitter was the third-
most used app among African-American
households earning $100,000 or more,
spending nearly two hours and about
13 sessions on the mobile Twitter
app per month.
The SMARTPHONE becomes
WealthBuildingDeviceTM  (WBD) on the
AFRO Platform, providing accounts
for personal finance; checking,
savings, bill payment, money
transfer, loans (mortgage, auto,
personal, small business), home
account management, non-profit
donation, and church tithing.
By moving the AFRO Dollar Paper Cash
Currency to Digital Cash Currency on
our Community Financial Inclusion
Digital Currency Platform it enables
the Company to fulfill its mission
to transform the low-moderate income
community and build self-supporting,
self-sustaining and self-reliant
institutions.
AFRO Digital Currency will allow
more money to circulate faster in
low-moderate income communities. By
shopping locally, thus recycling the
AFRO Dollars, it helps keep dollars
in the community to produce
financial and economic wealth and
decrease unemployment. The Company
will encourage and emphasized the
community strong tendency to shop
locally with AFRO Digital Cash
dollars the company will produce
Shop Local campaigns, and Power of
Choice campaigns.
AFRO Mobile Payments platform
unlocks financial freedom for
roughly 50 million people around the
United States who carry mobile
phones but have no bank accounts or
financial access. For the un-banked,
being outside the financial
mainstream means paying more fees
and premiums for everyday
transactions.

____________________________________
__________________________22________
_______________
Community
FinancialWealthCentersTM
(20 States, 42 markets)
American Way of Life: Financial
Inclusion for Everyone
The Company created the Community
Financial Inclusion Digital Currency
Platform to insure no member suffers
from income or wealth devastation in
their Community or American society.
We develop new innovative financial
techniques and foundations to
provide for a community financial
safety-net.
The Company will expand and adopt
under license from the original AFRO
Dollar, its Local Community Currency
InstitutionsTM  model to include its
feature set in our Community
FinancialWealthCentersTM
Upon completion of the offering the
Company will open Community
FinancialWealthCentersTM . The
Community FinancialWealthCentersTM
will open offices in 20 states, 42
low-middle income markets in select
Congressional Districts.
(Alabama 7 district, California
33,37,35 districts, Florida 3,17,23
districts, Georgia 2,4,5,13
districts, Illinois 1,2,7 districts,
Louisiana 2 district, Maryland 4,7
districts, Michigan 13,14 districts,
Minnesota 5 district, Mississippi 2
district, Missouri 1,5 district, New
Jersey 10 district, New York 6,
10,15 districts, North Carolina
1,12, districts, Ohio 11 district,
Pennsylvania 2 district, South
Carolina 6 district, Texas 9,18,30
districts, Virginia 3 district,
Wisconsin 4 district and Washington
D.C.).
The Company will open limited
services offices in the Caribbean
(Caricom members states), Canada,
and Mexico. Upon completion of this
offering it is anticipated that the
Company will introduce financial
access pilot-projects with partners
in emerging markets in Africa:
(Liberia, Ghana, Senegal, Gambia,
Nigeria, South Africa, Tanzania,).
Under  BEEBOP,  our  philosophy is
financial services are a ?Right?,
not a Privilege, not just checking
accounts but the total financial
service wealth building process,
with access to financial planning
and advisors that are usually
reserved for the wealthy elite.

Our mission is to give the Black
community an alternative to the
traditional American bank debt-
cycle system.  The
CommunityWealthCenterTM  is the
One-Stop Shop for personal
financial independence services, to
reduce each community stakeholder?s
loan debts, loan payments, build
wealth, retirement planning,
generate personal wealth transfer,
and increase community economic
empowerment.

The Company anticipates that it will
develop strategic partnerships with
well-known and widely respected
third-party financial service
providers to complement its product
and services on the AFRO Platform.
Financial institutions, banks,
insurance companies, tax
accountants, investment, estate
planning, attorneys and insurance
related services will be sought as
partners with on-site presence in
the Wealth Centers.

The Company believes that the
provision of 3rd party vendor
products and services to its
member/customers will not result in
increased costs to the Company but
will generate additional revenue as
a result of the link between
customers and the third-party
providers on the AFRO Platform.
For the sake of convenience it is
intended that any accounts
established by the Company?s members
with respect to these services will
be linked to the Company?s other
financial products such as money
accounts, time deposits, loan
services and investments.

The Company believes that building
and maintaining a member/customer
information database is crucial to
delivering superior service. Such
database would allow the Company?s
employees to segment and target the
market and more closely offer
products and services that its
members need and therefore will
purchase. The Company believes that
by targeting, segmenting, maximizing
and customizing its products, the
Company will distinguish itself in
the financial services marketplace.

FINANCIAL CHECK-UP
The main purpose of the Community
FinancialWealthCentersTM is to
provide a Free Financial-Checkup,
for everybody in the community, to
provide them with their own personal
financial plan. We will provide a
rescue improvement plan in (social,
economic and human capital)
development  for the neighborhoods.

The key important features of
FinancialWealth CenterisTM  is to
provide a Financial One-Stop Shop
location for all community
stakeholders.  All their personal
financial needs will be met at this
one location. All local and
national banks interested in
serving or investing in the Black
community will be represented at
the Center. We place primary focus
on the superiority of savings over
debt, as part of their personal
wealth building strategy and part
of the community wealth building
process.

The Company anticipates that, it
will develop strategic partnerships
with well-known and widely respected
banking institutions and third-party
product and services providers to
expand its product and service
offerings to include investment,
estate planning and insurance
related services.

FINANCIAL INCLUSION FOR EVERYBODY!
 Everybody wants to pay their bills
on time with fewer burdens. Living
paycheck to paycheck and working
two jobs just to pay your basic
bills to survive, that?s over,
working FOR debt, dying IN debt,
these are problems we solved on our
unique payment system platform,
stated Derric Price.

Providing financial inclusion to
unbanked, under-banked and
underserved populations requires
multiple services, many of which
never existed before we developed
them in our financial products.
These populations need low cost
financial mechanisms to bring money
into the system and a means to get
it out ? either through cash
disbursements, sending money person-
to-person, or international
remittance. While the combination of
these services are critical, not all
providers can support these issues.

The Company aims to widen the net of
financial inclusion in local
markets. The Company will provide a
solution for Mobile Financial
Services, built on its highly
scalable AFRO Mobile Money platform,
by allowing people in North America
and South America to send and
receive money, trade (mport-export)
and make payments via mobile
devices.


____________________________________
________________________23__________
___________________________________


MEMBERSHIP
Our members may utilize their
memberships for all of our financial
service, products, websites, online
marketplaces and access to all 3rd
paty vendors on our AFRO platform.
Memberships are available to ;
businesses, non-profits,
associations, professionals and.
local government. Our annual fee for
these memberships vary from $60-$399
in U.S., Mexico, Canada, Caribbean
markets, and varies in other
countries. All members are required
to own 2 shares of the Company?s
stock as long as they are members.

The AFRO Dollar Member?s Goal:
Personal Financial Independence

Financial Independence means:

a)	no member suffers from income
or wealth devastation in
American society, by assuring
the proper financial
techniques and foundations
are provided to insure a
minimum income or a financial
safety-net.

b)	to promote and instruct
wealth maximization
techniques, so each member
can contribute to their
family, community, society
and the country.

c)	to create sustainable
neighborhoods that can be
optimized to provide economic
support for all stakeholders
in their communities.
Our Services: (Members-Only)
Credit Score: We have our own
credit-scoring model for members
called the AFRO Score-Credit, an
alternative to the
traditional companies (Trans-union,
Equifax, Experian) and their scoring
problems in community.
Lending: We will provide loans to
residents, small business, social
entrepreneurs, non-profits, person
to person lending. Small Loans,
Mortgages, Auto, Personal, all are
on the Platform for instant
approval.
Loyalty:  Rewards and/or money is
added to the member?s account each
time they shop locally.
Banking:  Financial inclusion;
Alternative banking access for the
unbanked, under-banked for savings/
checking accounts are all part of
the AFRO Digital Cash Mobile
Account, there is no need for a
traditional bank model.
Social Entrepreneurs: We support and
promote social entrepreneurs in the
community.
Payments: Pay your bills (private,
public and government), with the
AFRO Digital Cash Account.
Small Business Support:  Develop and
support new types of local business
models; community-owned, workers-
owned and student-owned  businesses,
is our major focus.
Personal and Home-Management:
Automatic Personal Finance Bill-pay
home finance management system, the
system pays your mortgages and
personal bills, to create 100% on-
time payments, even if you are
temporary short of funds. There are
no mortgages foreclosures in this
system on the platform.
ATM Network:   Our Community-owned
branded AFRO Cash ATM network will
allow free cash withdrawal from your
AFRO Digital Cash Account. The ATM
kiosk will provide community
information: health, crime, meetings
and events.
Shop Local: AFRO Digital Cash
Account encourages members and
community stakeholders to shop
locally, and support small
businesses on the AFRO platform to
increase community revenue, taxes,
local job development and community
economic growth and wealth.
Community Loyalty: Each time you
shop locally, each business
contributes % of the sale dollars to
the local Community Fund for non-
profits to fulfill their community
mission, and jobs support.
Community Fund Investment: Provides
grant assistance to small businesses
to help with their payroll to hire
the unemployed, veterans, or
returning citizens. The Fund
provides grants to Non-profits to
help fulfill their social mission or
community projects.
Non-Profits: The AFRO Platform can
be use by Non-profits for Donations,
Fundraising, Organizational support
and community analytics.
Jobs Employment: Employment
tracking: a community job and
training portal for the
un/underemployed residents,
veterans, and re-entry, ex-
offenders, and the homeless.
____________________________________
_____________________24_____________
________________

Marketing and Advertising:

The Company believes that the
Offering, which is being promoted to
residents, consumers, non-profits
and businesses in North America will
generate a significant number of
members for the Company. The Company
believes that most of the Company?s
stockholders will establish consumer
and business merchant relationships
with the Company on the AFRO
Platform and will recommend the
Company to their friends, family,
businesses, churches and other non-
profit organizations.

It is anticipated that the Company
will also develop a comprehensive,
ongoing marketing program, which
will involve a combination of social
media, direct mailings, exterior
signage, officer call programs,
staff incentives, e-mail, radio,
television, and the use of the
Company?s website.

The Company, in additional to its
North American market focus, also
intends to be highly visible within
the Chicago SMSA market area and 42
markets in 20 states. The Company
will seek to be a good community
citizen and serve as both a
financial and information center for
the local community. The Company
will organize and sponsor classes on
a variety of topics of interest to
its members in its targeted
communities. The Company will also
sponsor programs of interest to a
broader spectrum of the community.

Topics for the Community and
Consumers:
Home Financing, Financial & Wealth
Building, Reverse Mortgages, Home
Budgeting, Health and Nutrition
issues, High School banking,
Community Economics, Community
Development Transformation, Under-
banked/Un-banked financial and
banking access, Community Planning
and Construction. The Company will
also encourage its employees to
volunteer for community service.

Topics for Small Business Members:
Startup Business Day, Business Plan
writing, Marketing and Business
Growth strategies, Human Resource
issues, Financing and Capital
strategies, Small Business
Management techniques, Social
Entrepreneurship, and Computer
Software classes +

Topics for Non-profits:
Social Community Investment, New
Senior Housing, Affordable Housing
Construction, Non-Profit Membership
Savings Plans, Church Saving &
Homeownership Development, Human
Capital Investment-Job Training.


The principal sources of funds for
the Company?s activities will be
membership fees, financial
services., and products, retained
earnings, loan repayments (including
prepayments), net deposit inflows,
transaction fees and sales of
investments and borrowings.

     The Company principal sources of
revenue are its memberships,
financial services, co-marketing,
co-branding fees, distribution fees,
interchange fees, mobile commerce
fees, rental fees, fee income from
bank partners on loans, accounts,
interest and dividends on
investments, financial counseling,
and consulting

    The Company principal expenses
are; general and administrative
expenses, research and development,
licensing fees, commissions,
marketing, advertising, interest on
borrowings and income taxes.

    The Company's operations are
affected by general economic
conditions, the monetary and fiscal
policies of the federal government
and the regulatory policies of
government authorities. Deposit
flows and the cost of interest-
bearing liabilities (cost of funds)
to the Company are affected by
interest rates on competing
investments and general market
interest rates. Similarly, the
Company's loan volume and yields on
loans and investment securities and
the level of prepayments on such
loans and investment securities are
affected by market interest rates,
as well as by additional factors
affecting the supply of and demand
or housing and the availability of
funds.

    The Company will deliver its
products and services by user-
friendly technology and will seek to
be managed by a capable and
experienced management team leading
a well-trained and motivated staff
of financial professionals. The
Company will set most of its pricing
model on a relationship basis as
opposed to a purely transactional
basis.

Employees
Currently, the Company has 2 full
time and 3 part time employees. The
Company expects to commence
operations with approximately fifty
(50) employees.  The Company will
develop a commission sales culture.
The Company will seek to recruit,
and train talented commission sales
force employees. Each employee of
the Company will be trained to pro-
actively present the Company?s
various products and services to
members. In order to do so, the
Company will stress the importance
of providing staff with a working
environment conducive to personal
and professional growth. Recognizing
that developing a successful sales
force will be crucial to the
Company?s success, the Company will
also reward employees to cross sell,
retain and augment the Company?s
member base.

The Company believes that this will
foster pride, teamwork and
proficiency, which will then result
in members receiving professional,
high quality and personalized
financial and consumer services. The
staff will receive continuous cross
training that will assist them in
developing critical job skills and
competencies necessary to best serve
the Company?s members by solving,
and not just processing problems of
the members.

Location and Properties
The Company?s executive office is on
a month-month lease, upon completion
of this offering, the Company may
extend lease annually. Currently,
the company is operating remotely,
and is expected remain remote until
the end of the year.

Financial projections
The Company expects to incur an
operating loss exceeding $1,000,000
during its first year of operations.
The Company?s anticipate that the
Company will achieve profitability
by the second quarter of its second
year of operations. There can be no
assurance, however, that the Company
will achieve profitability by such
time, if at all.

Need for additional capital
Although technology, financial
services and banking is subject to
unforeseen economic events outside
of the Company?s control, the
Company believes that if maximum $75
million amount is raised through the
Offering, it will not be necessary
for the Company to seek additional
funding within the first year of
operation. However, the Company
anticipates that it will expand its
mobile financial service offering in
the United States territories,
Caribbean, Latin America, Africa,
Europe, Asia and establish export-
import trading services for its
business members beginning the 4th
quarter of 2023; this will require
additional capital for expansion. If
the Company decides favorably to its
50-state physical building expansion
and operation plan and increase its
services, this will require the
Company to sell additional shares in
the future. The Company anticipates
it will seek additional capital by
filing additional exempt offerings
or full Public Offering S-1
registration of its additional
securities with the Securities and
Exchange Commission within 18 months
after the completion of this
offering, seeking a minimum of $150
Million for expansion and lending,
and possible listing on the stock
exchange. In addition it is
anticipated upon closing that the
Company will issues 300,000,000 (3
year,$3.50) stock options to African
American Face Reserve Obligation
Inc.  and  AFRO Dollar Inc.  which
may become an additional source of
capital, if exercised. If the
Company seeks additional capital, or
issue additional shares there is no
assurance that the market will be
favorable, to such offering. The
actual dilutive effect of any such
offering cannot be determined at
this time

____________________________________
_____________________25_____________
____________________________________
__________________________

COMPETITION

Other Community Currencies
The original A.F.R.O. Dollar was one
of the earlier founders and pioneers
of the local community currency
movement in the United States. There
are several alternative local
currencies in the US, however,
community currencies are local in
nature, with each community currency
trying to stimulate their own local
economies, and therefore, the
Company believes there will not be
any direct competition with the AFRO
Digital Currency platform.

Several of the community currencies
were developed much later than the
original A.F.R.O. Dollar, and most
of them have adopted the economic
model, structure and concept similar
to the A.F.R.O. Dollar as a shop
local economic stimulus. Some of the
community currencies are not backed
by the US Dollar as the A.F.R.O.
Dollar, however, their local
currencies are backed by labor,
hours, volunteers, barter or metals.

Our approach may be different in
solving local needs, however, their
currency still produce local
community economic benefits for
their communities. In fact, the
Company has developed products to
encourage and enhance the local
business community to develop their
own local currency using the
Company?s products, such as the
Community BEE Card (Community
Business Economic Empowerment cash
card) or the American Freedom
Reserves Opportunity Money Card,
targeted to local small business
chambers of commerce to foster and
increase their shop local campaigns
for members in their organizations.

Banking
The Banking industry is fiercely
competitive. The Company will face
competition from within and without
the Chicago Metro area and other
banking markets where AFRO Dollar
will exist. There are approximately
300 Banking offices of 20
established commercial and savings
institutions located within the
Company?s initial target market
service area. Many, if not all, of
such institutions have been in
business for a number of years and,
therefore, have an established
client base. The Company will also
compete for deposit accounts and
loans with internet banks, thrift
institutions, other commercial
banks, securities brokerage houses,
money market mutual funds and other
businesses that provide financial
services in the area.

Traditional-Products and Services
The Company believes it will compete
successfully within its market by
elevating the level of service that
is currently available in the area.
The Company feels that many of its
members desire more personal,
individualized, quality service from
the financial institutions with
which they do business. The Company
is committed to investing in the
people, tools and systems necessary
to deliver such quality customer
service. The Company will directly
offer, or make available, to its
business and retail members a full
complement of financial products and
services, including the following:

Savings accounts, certificates
of deposit, IRA/Keogh/SEP
accounts, safe deposits, AFRO
Treasury (bills notes, bonds)
and
? Loan Products, consumer
installment loans, small
business loans, home equity
lines, commercial and
residential construction,
apartment mortgage loans,
leasing, and residential
mortgages ( 50% which may be
underwritten to secondary
market standards), and loan
participations.

BITCOIN , Cryptocurrency
Bitcoin, Cryptocurrency Currency
(Illinois Denies Cryptocurrency is
Money)

Bitcoin is a programmatic system
that allows for the transfer of the
bitcoin currency. It is enabled by a
decentralized, peer-to-peer system
of nodes, which include full nodes,
wallets, and miners. Working
together, they ensure that bitcoin
transactions are fast and non-
repudiable. Thanks to the
decentralized nature of the system,
these transactions are also censor-
resistant and can provide other
advantages such as pseudonymity and
non-correlation if used well.
Bitcoin is a peer-to-peer system
that allows for the transfer of
funds through transactions that are
locked with puzzles. These puzzles
are dependent upon public-key
elliptic-curve cryptography.
Bitcoin is the the originator of
many other systems, including
blockchains and Lightning, and many
other cryptocurrencies such as
Ethereum and Litecoin.
Illinois Denies Cryptocurrency is
Money
Significantly, the Illinois
Department explicitly states that
decentralized digital currencies do
not fall under the regulatory
classification of money because they
lack intrinsic value, have not been
adopted as government currency, and
are not convertible by law.
As the report states  Accordingly,
although digital currencies are a
digital representation of value that
is used as a medium of exchange,
store of value, or unit of account,
they are not considered money for
the purposes of TOMA as digital
currencies have not been authorized
or adopted by a domestic or foreign
government as a part of its
currency.
In fact, the Department states that
cryptocurrency could represent an
entirely new asset class:
Decentralized digital currency can
also be considered a new asset class
that is neither currency nor
commodity.
while the Bitcoin volatile market
value is based on a trading
commodity to determine its value and
is not backed by any underlying
government currency money.

Other  Bitcoin PROBLEMS:  (From AFRO
Dollar perspective)
Currently,
a)	Bitcoin can?t do micro or nano
payments in real time, and
these are the hallmark features
that the unbanked, underbanked
and emerging countries need.
The Company feels that Bitcoin
for the unbanked/underbank
residing in low-moderate
communities will not fulfill
the Company?s mission nor is
Bitcoin the right model of
providing a community safety-
net and financial inclusion.
b)	Bitcoin can?t scale; and
Bitcoin transaction speed is 10
minutes, sometimes more than 1
hour. The Bitcoin network is
restricted to a sustained rate
of 7 transactions per second
(tps) due to the bitcoin
protocol restricting 1MB block
sizes. VISA can handle on
average around 1,700 (tps), a
daily peak rate of 4,000 tps.
PayPal, in contrast, handled
for an average of 115 tps.
c)	Bitcoin on Balance Sheet, is a
Intangible Asset (GAAP
accounting).  Bitcoin is
treated as a intangible asset
on the business balance sheet,
therefore when the Bitcoin
price falls, there is an
impairment on the company?s
balance sheet and a loss on the
income statement. If the
Bitcoin price increases the
Balance sheet doesn?t change to
reflect the increase price. The
volatility of Bitcoin, doesn?t
allow apples to apples
comparisons of different
company?s financial statements,
for valuation and investing
purposes.
d)	Bitcoin is not a currency,
e)	Bitcoin is not a store of value
because of its high volatility
it can?t maintain a stable
value to store, however, it
does have a commodity value, or
a nominal value, a value that
someone is willing to pay.
f)	Bitcoin is not digital gold;
because gold in considered a
Tier 1 Asset = cash, on a
Bank?s balance sheet. Bitcoin
is not a Tier 1 Asset.
Currently, total Bitcoin
valuation is 5% of Gold
valuation.
Blockchain Problems:  (Bitcoin is
based on the blockchain software
protocol) (From AFRO Dollar
perspective)

Blockchains probably will not be
helpful if:
*	Users are trusted:
o	e.g.: transactions occur
within a business or
organization.
o	e.g.: transactions are
overseen by a central
authority.
*	Secrecy is required:
o	e.g.: Information should
be secret.
o	e.g.: Transactions should
be secret.
o	e.g.: Transactors should
be secret.
o	Unless: A methodology for
cryptographic secrecy is
carefully considered,
analyzed, and tested.
*	Users need instant transaction
finality.
o	e.g.: in less than 10
minutes on a Bitcoin-like
network, in less than 2.5
minutes on a Litecoin-like
network, in less than 15
seconds on an Ethereum-
like network
Lightning

Lightning is a layer-2 blockhain
protocol that interacts with Bitcoin
to allow users to exchange their
bitcoins off-chain. It has both
advantages and disadvantages over
using Bitcoin on its own.

What is a Layer-2 Protocol? A layer-
2 Bitcoin protocol works on top of
Bitcoin. In this case, Lightning
works atop Bitcoin, interacting with
it through smart contracts

What are the Advantages of
Lightning? Lightning allows for
faster transactions with lower fees.
This creates the real possibility of
bitcoin-funded micropayments. It
also offers better privacy, since
it's off-chain with only the first
and last states of the transaction
being written to the immutable
Bitcoin ledger.
What are the Disadvantages of
Lightning? Lightning is still a very
new technology and hasn't been
tested as thoroughly as Bitcoin.
That's not just a question of the
technological implementation, but
also whether the design itself can
be gamed in any unexpected ways.
One way to think of Lightning is: a
way to transact bitcoins using off-
chain channels between pairs of
people, so that only a first and
final state have to be written to
the blockchain.
The Company has taken a different
approach to its digital currency,
because the AFRO Dollar currency is
backed by the US Dollar and can be
convertible to other reserve
currencies, precious metals, or as a
combination of reserve currencies.
These attributes assures the AFRO
Dollar as a hard currency with high
liquidity, tradeable, and reputable.

While there are constant
improvements in the underlying
blockchain protocol of Bitcoin. The
Company feels it has a superior
product for its market and mission
than Bitcoin, other crypto-
currencies and other protocols..

The Company feels the future
improvements of the Blockchain must
mature before it can implement or
enhance the Company?s mission of
developing new innovative and
disruptive financial products, with
integration on the AFRO Community
Platform.

Payday Lenders
Payday lenders are prevalent in the
same low-moderate income target
market areas as the Company. The
Company faces strong competition
both in attracting and origination
of small loans. However, the
Company?s principle financial
products teach local residents and
stakeholders prudent financial
concepts in lending, savings,
spending and knowledge of excessive
and onerous fees associated with
payday lenders.

The Company?s primary competitive
factors against payday lenders are
the Company?s convenience of its
mobile phone technology, retail
partner locations, variety of
deposit or investment options, low
rates terms offered, quality of
customer service and community
benefits. All our employees have
significant personal and business
relationships in their local small
business chambers. Their first-hand
knowledge of the local market will
contribute to the Company?s ability
to compete successfully against
payday lenders.

Intellectual Property

We believe that, to varying degrees,
our trademarks, trade names,
copyrights, proprietary processes,
trade secrets, trade dress, domain
names and similar intellectual
property add significant value to
our business and will be important
to our success. We have invested
significantly in the development and
protection of our brands, including
the AFRO Dollar Money trademarks and
our private-label brands.
We rely on trademark and copyright
laws, trade-secret protection, and
confidentiality, license and other
agreements with our suppliers,
employees and others to protect our
intellectual property. The
availability and duration of
trademark registrations vary by
country; however, trademarks are
generally valid and may be renewed
indefinitely as long as they are in
use and registrations are
maintained.

____________________________________
___________________________26_______
____________________________________
________________________



MANAGEMENT OF COMPANY

Directors, proposed executive
officers
The direction and control of the
Company will be vested in the
Company?s board of directors,
consisting of(3) nor more than five
(5) persons, who will be elected by
the Company?s stockholders.

Each director has been elected  by
the Company?s organizers to serve as
an organizing director of the
Company until the first annual
meeting of stockholders.  Thereafter
the board will be elected for a
three-year term or until their
successors are elected and
qualified.

The following table sets forth
certain information with respect to
the persons who are organizing
directors, proposed executive
officers of the Company, including
information relating to their
anticipated stock ownership. Our
Bylaws contain a provision that
requires us to indemnify directors
and officers to the fullest extent
authorized by the Illinois Business
Corporation Act.


SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS
The following table sets persons as
a group, (a) the number of shares to
be beneficially owned immediately
following the Offering. No person
will be permitted to purchase,
directly or indirectly, more than
10% of the share.

Shareholder 			  No. of
Shares   	Stock Offering
	Stock-Warrants-

Beneficially Owned
Common  Stock
Exercised

Derric Price
Chairman,
Chief Executive Officer
	300,200,000	   88.82%
79.95%

Carl Bibbs
President, Chief Lending Office
Director
100,000       .03%              .03%

Lester Blair
100,000	     .03%
..03%
Director

Keith Coleman
100,000	     .03%
..03%
Director

Directors, executive officers
as a group (4)
300,500,000   88.91%
80.03%

The Company is not aware of any
person or corporation who is
expected to purchase 5% or more of
the common stock in the Offering.


Background of directors, proposed
executive officers
The principal occupation and
relevant employment history of each
director, proposed executive
officer,  as well as any
directorships in certain
corporations held by such persons
and the name of any Company for
which such person has been a
director or executive officer for
the past five (5) years are set
forth below.

MANAGEMENT

Derric Price, 63 Founder, Chairman,
Chief Executive
Officer

Founder, Chairman
African American
Community Trust,
1992- Current
Founder, Director,
BEEBOP Financial
Engineer -Community
FIRE vs REAL Economy,
2011- Current
Founder,
PreferredPricePrivate
(P3) Financial
Engineers 2000-
Current
      Founder, Director,
Advance Fiber Research
Optics 2011-Current
      Founder, Director,
African American Face
Reserve Obligation 1985-
Current
      Founder, President,
Telstar Communications
1992- Current
      Founder, President,
First Northern Financial
1992-2005
      Founder, Director
Viza Airlines and
Transport, 1992-Current
      Executive Vice
President, Real Property
Appraisals, 1982-1992

Mr. Price holds
Intellectual Property
rights for PSMART? a
non-foreclosure
mortgage product
targeted for federal
regulated commercial
banks and mortgage
finance institutions.
Mr. Price holds
Intellectual Property
rights for HOME
SAVERS KEY CLUB, a
pre-approval home
mortgage product that
does not require
credit scoring. Mr.
Price hold for
Intellectual Property
rights for ALL
AMERICAN CARD? a
biometric and
security Banking
Smart Card -Bank on
Chip. a computer in
(credit card size)
card with banking
functionality. Mr.
Price a serial
entrepreneur;
concentrates on
finance, banking,
real estate,
transportation,
telecommunication,
and future disruptive
technology.

Mr. Price has over 30
years building
products and
companies in the FIRE
(Finance Insurance
Real Estate) economy,
investment banking
technology and
transportation. Mr.
Price?s book
Operation BEEBOP, the
new way forward for
community financial
and economic
turnaround, is due
out in 2022.

Carl L. Bibbs  64	Chief Lending
Officer, Director

               Atlas EDC,  Managing
Member,  1999 -Current
Founding member,
Chairman, SomerCor
504 (2000-2010); (the
17th largest CDC
operator for SBA.
Portfolio of more
than $500MM in SBA
loans created more
than 40,000 jobs with
5000 businesses).
               Northern Illinois
Regional Manager (Retired)
               Illinois Department
of Commerce and Community Affairs
(DCCA) (1980-2000);
served on the DCCA
Financial Commitment
Committee for the
Director and liaison
to IHDA, IDFA, DHS,
CMS

Carl Bibb has 35
years been involve
community
development, small
business funding,
small business
technology,
Currently, Mr. Bibbs
is advising and
developing small
businesses for
renewable energy
projects in the
Midwest.

LESTER BLAIR     58      TREASURER,
DIRECTOR
      SENIOR ADVISOR/WEALTH
MANAGER    01/1996 - present
      BLAIR CAPITAL
MANAGEMENT CORP.
      PARTNER    07/2011 -
present
      SDM INVESTMENTS  INC
Lester Blair has been
in Corporate Finance
for over 25 years,
formerly, with,
Sears, Allstate,
Shand Morahand,
Former Chairman of
WBEZ Advisory Board,
Abraham Lincoln
Center, Board member,
Community Renewal
Society, Board
Member, Board Member,
Funding Committee,
Chicago Community
Trust, Former Board
member Evanston
Community Development
Corp.  Former Board
Member, New Student
Alumni, Booth
School/University of
Chicago

Keith Coleman,   64	Director
President, Coleman
Real Estate
Investment Services,
Currently, Senior
Sales Executive
Crye-Leike Realty,
Mr. Coleman has over
20 years of real
estate investment and
sales.
******  4-Directors

Compensation of management
The Company anticipates that it will
open for business during the second
quarter of 2022, assuming that it
raises a sufficient amount of
capital. The following table shows
information for 2022 with respect to
the proposed compensation for
services that will be rendered by
the Company?s proposed executive
officers upon the Company?s opening.
The following information assumes
that the following officers have
served in their respective positions
for a full fiscal year and is based
upon the Company?s organizers?
current estimates of such amounts.

Summary Compensation Table
Name and Position with the Company
Year  Annual Salary1
	Bonus2

Derric Price,
Founder, Chairman, CEO, Treasurer   	2020	  $1.00	N/A	$950,000

Carl Bibbs
 President, Chief Lending Officer,
Director
					    	2020   $100,000	N/A 	  N/A
TBA
Chief Financial Officer
						2020	  80,000	N/A 	  N/A
TBA
Chief Technology Officer
						2020   $100,000	N/A 	  N/A
TBA
Chief Data Scientist, Information
Officer
						2020   $100,000	N/A	  N/A
 -----------------------------------
------------------------------------
------
1. This table reflects only the
amounts to be paid to such
individuals by the Company on an
annual basis once the Company opens
for business. No Salaries will be
paid in year 2021.
2. It has not yet been determined
whether these proposed executives
would receive bonuses in the year
2022 Moreover; it has not yet been
determined whether these proposed
executives will receive other
compensation, such as stock options,
from the Company in the year 2021.



____________________________________
__________________________________27
____________________________________
__________________________



DESCRIPTION OF SECURITIES

Common Stock
AFRO Dollar Money Inc., a Illinois
corporation, has authorized capital
stock of 100,000,000,000, shares of
common stock, par value $.0001 per
share, of which 300,500,000 shares
are currently outstanding.  The
effect of any future issuance of
additional common stock by the
Company on the rights of the
existing holders of common stock
cannot currently be determined.

Voting Rights
In all elections of directors, the
number of votes cast by each common
stockholder will be determined by
multiplying the number of shares he
or she owns by the number of
directors to be elected. Those votes
may be cumulated and cast for a
single candidate or may be
distributed among two or more
candidates in the manner selected by
the stockholder. If, after the first
ballot, subsequent ballots are
necessary to elect directors, a
stockholder may not vote shares that
he or she has already fully
cumulated and voted in favor of a
successful candidate. On all other
questions, each common stockholder
shall be entitled to one (1) vote
for each share of stock held by him
or her.

Dividend Rights
The holders of the common stock will
be entitled to receive and to share
equally in dividends as may be
declared by the board of directors
of the Company out of funds legally
available for such purpose. See
Dividend Policy.

Preemptive Rights; Redemption
Holders of shares of the common
stock will not be entitled to
preemptive rights with respect to
any shares of the common stock which
may be issued. The common stock will
not be subject to call for
redemption, and upon receipt by the
Company of the full purchase price,
the common stock will be fully paid
and subject to no further call on
stockholders? funds.

Description of Warrants
You will receive one (1) warrant to
purchase one (1) share of common
stock for each share of common stock
you purchase in the Offering. The
Company will issue up to 37,500,000
warrants pursuant to the Offering.
The Company has authorized and
reserved for issuance the shares of
common stock initially issuable upon
exercise of the warrants.

The warrants are exercisable at
anytime within the two (2) year
period beginning on the date of
close of this offering. Warrants not
exercised by the expiration date
shall become null and void. The
exercise price is $3.50 per share.
The warrants will be exempt from
registration as part of this
Offering and will be freely
transferable. The shares of the
Company?s common stock underlying
these warrants have also exempt from
registration, and when issued upon
exercise, shall not constitute
restricted securities as such terms
are defined under the Securities Act
of 1933, as amended.

The exercise price and the number of
shares of common stock that can be
acquired by exercising each warrant
are subject to anti-dilutive
adjustment in certain events,
including a stock split on the
common stock, issuance of a stock
dividend to holders of the common
stock, or a reclassification of the
common stock. No fractional shares
will be issued upon the exercise of
warrants.

To exercise a warrant, the holder
must send to the Company the notice
of exercise attached to the warrant,
completed and signed by the warrant
holder. Such notice shall set forth
the number of shares to be purchased
and should be accompanied by cash,
check or any combination thereof for
the total exercise price. The
Company will then return to the
holder a certificate evidencing the
number of shares of common stock
issued upon exercise of the warrant.
If less than all the shares covered
by the warrant certificate
surrendered are being purchased, the
Company will issue a new warrant
representing the unexercised portion
of the original warrant.

Warrant holders are not entitled, by
virtue of being such holders, to
receive dividends, to consent to or
to receive notice as stockholders in
respect of any meeting of
stockholders for the election of
directors of the Company or any
other matter or to vote at any such
meeting, or to any other rights
whatsoever as stockholders of the
Company. The Company plans to
furnish holders of record of the
warrants all annual and other
reports that it furnishes to holders
of its common stock.

Indemnification of Directors and
Officers
The Bylaws of   the Company
generally provide that the Company
may indemnify its directors,
officers, employees or agents
against liabilities or expenses
actually and reasonably incurred by
them, which arise out of their
service for or on behalf of the
Company, to the fullest extent
provided under the laws of the State
of Illinois, except as otherwise
provided by applicable law or the
Company?s Bylaws.
Insofar as indemnification for
liabilities arising under the
Securities Act of 1933 may be
permitted to directors, officers and
controlling persons of the Company,
pursuant to the foregoing provisions
or otherwise, the Company has been
advised that, in the opinion of the
Securities and Exchange Commission,
such indemnification is against
public policy as expressed in the
Securities Act and is, therefore,
unenforceable.
The Company is not aware of any
pending or threatened action, suit
or proceeding involving any of its
directors or officers for which
indemnification from the Company may
be sought.

Investment Limitations

Generally, no sale may be made to
you in this Offering if the
aggregate purchase price you pay is
more than ten percent (10%) of the
greater of your annual income or net
worth (please see below on how to
calculate your net worth). Different
rules apply to accredited investors
and non-natural persons. Before
making any representation that your
investment does not exceed
applicable thresholds, we encourage
you to review Rule 251(d)(2)(i)(C)
of Regulation A. For general
information on investing, we
encourage you to refer to
www.investor.gov.

Because this is a Tier 2, Regulation
A offering, most investors must
comply with the ten percent (10%)
limitation on investment in the
Offering. The only investor in this
Offering exempt from this limitation
is an accredited investor as defined
under Rule 501 of Regulation D under
the Securities Act (an Accredited
Investor). If you meet one of the
following tests you should qualify
as an Accredited Investor:


i.
You are a natural person who
has had individual income in
excess of $200,000 in each
of the two (2) most recent
years, or joint income with
your spouse in excess of
$300,000 in each of these
years and have a reasonable
expectation of reaching the
same income level in the
current year.


ii.
You are a natural person and
your individual net worth,
or joint net worth with your
spouse, exceeds $1,000,000
at the time you purchase
Shares (please see below on
how to calculate your net
worth).


iii.
You are an executive
officer or general partner
of the issuer or a manager
or executive officer of the
general partner of the
issuer.


iv.
You are an organization
described in Section
501(c)(3) of the Internal
Revenue Code of 1986, as
amended, or the Code, a
corporation, a Massachusetts
or similar business trust or
a partnership, not formed
for the specific purpose of
acquiring the Offered
Shares, with total assets in
excess of $1,100,000.


v.
You are a bank or a savings
and loan association or
other institution as defined
in the Securities Act, a
broker or dealer registered
pursuant to Section 15 of
the Exchange Act, an
insurance company as defined
by the Securities Act, an
investment company
registered under the
Investment Company Act of
1940 (the Investment Company
Act), or a business
development company as
defined in that act, any
Small Business Investment
Company licensed by the
Small Business Investment
Act of 1958 or a private
business development company
as defined in the Investment
Advisers Act of 1940;


vi.
You are an entity (including
an Individual Retirement
Account trust) in which each
equity owner is an
accredited investor.


vii.
You are a trust with total
assets in excess of
$1,100,000, your purchase
of Shares is directed by a
person who either alone or
with his purchaser
representative(s) (as
defined in Regulation D
promulgated under the
Securities Act) has such
knowledge and experience in
financial and business
matters that he is capable
of evaluating the merits
and risks of the
prospective investment, and
you were not formed for the
specific purpose of
investing in the Offered
Shares; or


viii.
You are a plan established
and maintained by a state,
its political
subdivisions, or any
agency or instrumentality
of a state or its
political subdivisions,
for the benefit of its
employees, if such plan
has assets in excess of
$1,100,000.
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__________________________

Nature Of Trading Market
Prior to the Offering, there has
been no established public trading
market for the Company?s securities.
Although it is anticipated that the
Company?s may seek its securities to
be traded on the over the counter
OTC markets following a successful
completion of the Offering, there is
no guarantee that an active trading
market in the Company?s securities
will develop in the near future or
at all. The Offering price has been
arbitrarily determined and is not a
reflection of the Company?s book
value, net worth or any other such
recognized criteria of value. There
can be no assurance that, if a
market should develop for the
Company?s securities, the post-
Offering market price will equal or
exceed the Company?s per share
offering price of $2.00.

Litigation
As of the date of this Offering
Circular, the Company and its
properties were not subject to any
material legal proceedings or
litigation.

Registrar and Transfer Agent
Colonial Stock Transfer Company will
act as registrar and transfer agent
for the Company?s book-entry
securities.

Legal Matters
Certain legal matters with respect
to the shares of Common Stock
offered hereby will be passed upon
by Law Offices of Sidney B. Smith,
Chicago, Illinois.

Experts
The financial statements of the
Company appearing elsewhere in this
Offering Circular have been included
herein in reliance upon the report.
Omotoshi and Associates , an
independent registered public
accounting firm, appearing elsewhere
herein, and upon the authority of as
experts in accounting.


WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement
on Form 1-A with the Commission
under the Securities Act with
respect to the Common Stock offered
by this Offering Circular. This
Offering Circular, which constitutes
a part of the offering  statement,
does not contain all of the
information set forth in the
offering statement or the exhibits
and schedules filed therewith. For
further information with respect to
us and our Common Stock, please see
the offering statement and the
exhibits and schedules filed with
the offering statement. Statements
contained in this Offering Circular
regarding the contents of any
contract or any other document that
is filed as an exhibit to the
offering statement are ot
necessarily complete, and each such
statement is qualified in all
respects by reference to the full
text of such contract or other
document filed as an exhibit to the
offering statement. The offering
statement, including its exhibits
and schedules, may be inspected
without charge at the public
reference room maintained by the
Commission, located at 100 F Street,
N.E., Room 1580, Washington, D.C.
20549, and copies of all or any part
of the offering statement may be
obtained from such offices upon the
payment of the fees prescribed by
the Commission. Please call the
Commission at 1-800-SEC-0330 for
further information about the public
reference room. The Commission also
maintains an Internet website that
contains reports, proxy and
information statements and other
information regarding registrants
that file electronically with the
Commission. The address of the site
is www.sec.gov.

Upon completion of this Offering, we
will become subject to the
information and periodic reporting
requirements of the Exchange Act,
and, in accordance therewith, will
file periodic reports, proxy
statements and other information
with the Commission. Such periodic
reports, proxy statements and other
information will be available for
inspection and copying at the public
reference room and on the
Commission?s, website referred to
above.

We also maintain a website at
www.afrodollarstock.com. Upon
completion of this Offering, you may
access these materials at our
website free of charge as soon as
reasonably practicable after they
are electronically filed with, or
furnished to, the Commission.
Information contained on our website
is not a part of this Offering
Circular and the inclusion of our
website address in this Offering
Circular is an inactive textual
reference only.

The Company will furnish its
stockholders annual reports
containing audited financial
information for each fiscal year on
or before the date of its annual
meeting of stockholders. The
Company?s fiscal year ends on
December 31. The Company will also
furnish other reports that it
determines to be appropriate or that
may be required by law

Financial Statements
Because the Company is currently in
organization and does not itself yet
have any significant assets or
liabilities, and no income, full
financial statements cannot be, and
have not been, provided with respect
to the Company.


____________________________________
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____________________________________
__________________________


SIGNATURES

Pursuant to the requirements of
Regulation A, the issuer certifies
that it has reasonable grounds to
believe that it meets all of the
requirements for filing on Form 1-A,
and has duly caused this offering
statement to be signed on its behalf
by the undersigned, thereunto duly
authorized, in the City of Chicago,
State of Illinois, on May 20, 2022 .


























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